UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities

Exchange Act of 1934 (Amendment No. )

Filed by the Registrant	Filed by a Party other than the Registrant

Check the appropriate box:

Preliminary Proxy Statement
CONFIDENTIAL, FOR USE OF THE COMMISSION ONLY (AS PERMITTED BY RULE 14a-6(e)(2))

Definitive Proxy Statement

Definitive Additional Materials

Soliciting Material Pursuant to Section 240.14a-11(c) or Section 240.14a-12

SEMPRA ENERGY

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

No fee required.

Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.
(1) Title of each class of securities to which transaction applies:
(2) Aggregate number of securities to which transaction applies:
(3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):
(4) Proposed maximum aggregate value of transaction:
(5) Total fee paid:

Fee paid previously with preliminary materials.

Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.
(1) Amount Previously Paid:
(2) Form, Schedule or Registration Statement No.:
(3) Filing Party:
(4) Date Filed:
Notes: Reg. (s) 240.14a-101 SEC 1913 (3-99)

2014 Annual Meeting
Notice of 2014 Annual Shareholders Meeting and Proxy Statement

May 9, 2014 Newport Beach, California

March 20, 2014

Dear Fellow Shareholders:

We are pleased to invite you to our Annual Shareholders Meeting at 10 a.m. local time, May 9, 2014, at the Hyatt Regency in Newport Beach, California. Enclosed with this letter are the meeting notice and a related proxy statement and proxy card.

This has been a year of strong performance for Sempra Energy. Our total shareholder return in 2013 was 30 percent, compared with 13 percent for the S&P 500 Utilities Index. Our market value rose to $22 billion last year, ranking us first among California’s investor-owned utilities.

With the departure of board directors Donald Felsinger, Wilford Godbold and Carlos Ruiz, four highly qualified directors joined the board in 2013, two of whom are up for election for the first time at our Annual Shareholders Meeting. These four directors, all of whom also appear on this year’s ballot, are:

Jack T. Taylor, a former partner and senior executive at KPMG, one of the world’s largest audit, tax and advisory firms;

James C. Yardley, a retired energy industry specialist who was a senior executive with El Paso Corp., when that company was an oil and gas producer and the United States’ largest natural gas pipeline company;

Kathleen L. Brown, a law firm partner and an investment banking and public service expert with 18 years of executive experience in the financial industry and 16 years in the public sector, including a term as California’s state treasurer; and

Pablo A. Ferrero, an international business professional with more than 22 years of experience, including director and senior management positions with major South American energy companies.

We, and the other members of your board of directors, are committed to increasing shareholder value, implementing strong governance to maintain your trust, and upholding the highest ethical and professional standards at your company.

Whether or not you plan to attend, we encourage you to read these materials and promptly vote your shares. Your vote is very important. There are several ways to vote: by completing, signing, dating and returning the enclosed proxy or voting instruction card; by telephone; or via the Internet.

We appreciate your voting your shares and hope you can attend the Annual Shareholders Meeting on May 9.

Sincerely,

Debra L. Reed

Chairman and Chief Executive Officer

William C. Rusnack

Lead Independent Director

101 Ash Street, San Diego, California 92101-3017

(877) 736-7727

Notice of Annual

Shareholders Meeting

Friday, May 9, 2014

10:00 a.m., local time

Hyatt Regency Newport Beach, 1107 Jamboree Road, Newport Beach, California

Business Items

(1)	Elect directors for a one-year term. The director nominees, all of whom are currently directors, are: Alan L. Boeckmann; James G. Brocksmith Jr.; Kathleen L. Brown; Pablo A. Ferrero; William D. Jones; William G. Ouchi; Debra L. Reed; William C. Rusnack; William P. Rutledge; Lynn Schenk; Jack T. Taylor; Luis M. Téllez; and James C. Yardley.

(2)	Ratify independent registered public accounting firm.

(3)	Advisory approval of our executive compensation.

(4)	Consider other matters that may properly come before the meeting.

Adjournments and Postponements

The business items to be considered at the Annual Meeting may be considered at the meeting or at any adjournment or postponement of the meeting.

Record Date

You are entitled to vote only if you were a Sempra Energy shareholder at the close of business on March 12, 2014.

Meeting Admission

You are entitled to attend the Annual Meeting only if you were a Sempra Energy shareholder at the close of business on March 12, 2014 or you hold a valid proxy to vote at the meeting. You should be prepared to present photo identification to be admitted to the meeting.

If you are a shareholder of record or hold shares through our Direct Stock Purchase Plan or Employee Savings Plans, an admission ticket is included as part of your notice of Internet availability of proxy materials or proxy card. If you plan to attend the meeting, please bring the admission ticket with you. If you do not bring the admission ticket, your name must be verified against our list of registered shareholders and plan participants.

If your shares are not registered in your name but are held in “street name” through a bank, broker or other nominee, you must provide proof of beneficial ownership at the record date. Proof of beneficial ownership could include items such as your most recent account statement prior to March 12, 2014, a copy of the voting instruction card provided by your nominee, or other similar evidence of share ownership.

The meeting will begin promptly at 10:00 a.m., local time. Check-in will begin at 9:00 a.m. and you should allow ample time for check-in procedures.

Voting

Your vote is important. Whether or not you plan to attend the Annual Meeting, we encourage you to read this proxy statement and promptly vote your shares. You may vote by completing, signing and dating the enclosed proxy or voting instruction card and returning it in the enclosed envelope, or by telephone or via the Internet. For specific instructions on how to vote your shares, please refer to the section entitled “Questions and Answers — How You Can Vote” beginning on page 5 and to the instructions on your proxy or voting instruction card. This Notice of Annual Shareholders Meeting and Proxy Statement, the accompanying form of proxy or voting instruction card and our Annual Report to Shareholders are being provided to shareholders beginning on or about March 20, 2014.

Randall L. Clark

Corporate Secretary

Important Notice Regarding the Availability of Proxy Statement Materials for the

Annual Shareholders Meeting to be Held on May 9, 2014.

The Proxy Statement for the Annual Shareholders Meeting to be held on May 9, 2014 and the Annual Report to Shareholders are available on the Internet at www.astproxyportal.com/ast/Sempra.

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QUESTIONS AND ANSWERS

Proxy Materials

1.	Why am I receiving these materials?

Our Board of Directors is making these materials available to you over the Internet or by mailing paper copies to you in connection with Sempra Energy’s Annual Shareholders Meeting to be held on Friday, May 9, 2014. As a shareholder, you are invited to attend the Annual Meeting and are entitled and requested to vote on the business items described in this proxy statement. This proxy statement includes information that we are required to provide under Securities and Exchange Commission rules and is designed to assist you in voting your shares.

2.	What is included in the proxy materials?

The proxy materials include:

•	Our Annual Shareholders Meeting Notice;

•	Our proxy statement for the Annual Shareholders Meeting; and

•	Our 2013 Annual Report to Shareholders.

If you received a paper copy of these materials by mail, the proxy materials also include a proxy or voting instruction card.

3.	What information is contained in this proxy statement?

The information in this proxy statement relates to the proposals to be voted on at the Annual Meeting, the voting process, our Board of Directors and board committees, corporate governance, the compensation of our directors and certain executive officers and other required information.

4.	Why did I receive a notice in the mail regarding the Internet availability of the proxy materials instead of a paper copy of the materials and how may I obtain an electronic or a paper copy of my proxy materials?

We furnish proxy materials over the Internet to shareholders who have not requested a paper copy. To conserve paper and reduce costs, we mail a notice about the Internet availability of the proxy materials.

All shareholders receiving the notice may access the proxy materials over the Internet and request a paper copy by mail or an electronic copy by email. The notice contains instructions on how to do so. It also contains instructions on how you may request proxy materials by mail or email on an ongoing basis.

If you are a shareholder of record and wish to receive paper copies of future proxy materials, please access www.voteproxy.com on the Internet. Click on Request Paper Copies of Materials, then click on Sempra Energy. You will see an option to elect to receive paper copies each year. You also may request to receive paper copies of future proxy materials by calling (888) 776-9962 from the United States and Canada or +1 (718) 921-8562 from other countries, or by emailing info@amstock.com.

If you are a shareholder of record and wish to request electronic delivery of proxy materials in the future, please access www.amstock.com on the Internet. Click on Shareholder Account Access and enroll. Please enter your account number and tax identification number to log in, then select Receive Company Mailings via email and provide your email address.

If you choose to access future proxy materials electronically, you will receive an email with instructions containing a link to the website where the materials are available and a link to the proxy voting website. Your election to access proxy materials electronically will remain in effect until you terminate it.

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QUESTIONS AND ANSWERS

5.	Why didn’t I receive a notice in the mail about the Internet availability of the proxy materials?

We are providing some of our shareholders, including those who previously have requested paper copies, with a paper copy of the proxy materials instead of a notice about the Internet availability of the proxy materials.

In addition, we are providing notice of the availability of the proxy materials by email to our shareholders who previously have elected electronic delivery. The email contains a link to the website where the proxy materials are available and a link to the proxy voting website.

6.	How can I access the proxy materials over the Internet?

The notice about the Internet availability of the proxy materials, proxy card and voting instruction card contain instructions on how to view our proxy materials on the Internet. As stated in the Annual Shareholders Meeting Notice, you can view these materials on the Internet at www.astproxyportal.com/ast/Sempra.

7.	I share an address with another shareholder, and we received only one paper copy of the proxy materials. How may I obtain an additional copy?

If you share an address with another shareholder, you may receive only one set of proxy materials unless you have provided contrary instructions. If you wish to receive a separate set of the materials now, please request the additional copy by contacting our proxy solicitor, Georgeson Inc., at:

(866) 278-8941 (U.S. and Canada) +1 (781) 575-2137 (International) SempraEnergy@georgeson.com

A separate set of the materials will be sent promptly following receipt of your request.

If you are a shareholder of record and wish to receive a separate set of proxy materials in the future, or if you have received multiple sets of proxy materials and would like to receive only one set in the future, please call our transfer agent, American Stock Transfer & Trust Company, at:

(888) 776-9962 (U.S. and Canada) +1 (718) 921-8562 (International)

If you are a beneficial owner of shares and you wish to receive a separate set of proxy materials in the future, or if you have received multiple sets of proxy materials and would like to receive only one set in the future, please contact your bank or broker directly.

Shareholders also may write to us at the address below to request a separate copy of the proxy materials:

Sempra Energy Attn: Shareholder Services 101 Ash Street San Diego, CA 92101-3017 investor@sempra.com

8.	Who pays the cost of soliciting proxies for the Annual Meeting?

Sempra Energy is making this solicitation and will pay the entire cost of preparing, assembling, printing, mailing and distributing these proxy materials and of soliciting proxies.

Our directors, officers and employees also may solicit proxies in person, by telephone or by electronic communication. They will not receive any additional compensation for these activities.

We also have hired Georgeson Inc. to assist us in distributing proxy materials and soliciting proxies. We will pay a base fee of $27,500 plus customary costs and expenses for these services.

We will reimburse brokerage houses and other custodians, nominees and fiduciaries for forwarding proxy materials to beneficial shareholders.

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QUESTIONS AND ANSWERS

Proposals To Be Voted On

9.	What items of business will be voted on at the Annual Meeting?

The business items to be voted on at the Annual Meeting are:

•	Election of directors for a term of one year.

•	Ratification of Deloitte & Touche as our independent registered public accounting firm for 2014.

•	Advisory approval of our executive compensation.

10.	What are my voting choices?

You may vote “FOR” or “AGAINST” or you may “ABSTAIN” from voting on any or all nominees for election as directors or on any other matter to be voted on at the Annual Meeting.

11.	How does the Board of Directors recommend that I vote?

Our Board of Directors recommends that you vote your shares “FOR” each of its nominees for election to the board; “FOR” the ratification of our independent registered public accounting firm; and “FOR” the advisory approval of our executive compensation.

12.	What vote is required to approve each item?

To conduct business at the Annual Meeting, a quorum consisting of a majority of our outstanding shares must be present in person or represented by proxy.

In order for shareholders to elect directors or approve a proposal, such director or proposal must receive “FOR” votes constituting a majority of the shares represented and voting at the Annual Meeting at which a quorum is present, and the “FOR” votes must also represent more than 25 percent of our outstanding shares.

If you indicate “ABSTAIN,” your vote will be counted for purposes of determining the presence or absence of a quorum for the transaction of business at the Annual Meeting, but will not be considered a vote cast with respect to the election of any director nominee or any other proposal.

As described below, broker non-votes will be counted for determining the presence or absence of a quorum for the transaction of business at the Annual Meeting, but will not be considered a vote cast with respect to the election of any director nominee or on any other proposal.

13.	What happens if additional items are presented at the Annual Meeting?

We are not aware of any item that may be voted on at the Annual Meeting that is not described in this proxy statement. However, the holders of the proxies that we are soliciting will have the discretion to vote them in accordance with their best judgment on any additional matters that may be voted on, including matters incidental to the conduct of the meeting.

14.	Is my vote confidential?

Our Employee Savings Plans automatically provide for confidential voting. Other shareholders may elect that their identity and individual vote be held confidential by marking the appropriate box on their proxy card or ballot. Confidentiality elections will not apply to the extent that voting disclosure is required by law or is necessary or appropriate to assert or defend any claim relating to voting. They also will not apply with respect to any matter for which votes are solicited in opposition to the director nominees or voting recommendations of our Board of Directors, unless the persons engaging in the opposing solicitation provide shareholders with voting confidentiality comparable to that which we provide.

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QUESTIONS AND ANSWERS

15.	Where can I find the voting results?

We expect to announce preliminary voting results at the Annual Meeting and to publish final results in a Current Report on Form 8-K that we will file with the Securities and Exchange Commission within four business days following the meeting. The report will be available on our website at www.sempra.com under the “Investors” and “Company SEC Filings” tabs.

How You Can Vote

16.	What shares can I vote?

You are entitled to one vote for each share of our common stock that you owned at the close of business on March 12, 2014, the record date for the Annual Meeting. You may vote all shares owned by you on the record date, including (a) shares held directly in your name as the shareholder of record and (b) shares held for you as the beneficial owner through a bank, broker or other nominee. On the record date, 245,151,525 shares of our common stock were outstanding.

17.	What is the difference between holding shares as a shareholder of record and as a beneficial owner?

Most of our shareholders hold their shares through a bank, broker or other nominee rather than having the shares registered directly in their own name. Summarized below are some distinctions between shares held of record and those owned beneficially.

Shareholder of Record

If your shares are registered directly in your name with our transfer agent, you are the shareholder of record of the shares. As the shareholder of record, you have the right to grant a proxy to vote your shares to representatives from the company or to another person, or to vote your shares in person at the Annual Meeting. You have received either a proxy card to use in voting your shares or a notice of Internet availability of our proxy materials, which instructs you how to vote.

Beneficial Owner

If your shares are held through a bank, broker or other nominee, it is likely that they are registered in the name of the nominee and you are the beneficial owner of shares held in street name. You are also the beneficial owner of any shares that you may own through our Employee Savings Plans.

As the beneficial owner of shares held for your account, you have the right to direct the registered holder to vote your shares as you instruct,

and you also are invited to attend the Annual Meeting. Your bank, broker, plan trustee or other nominee has provided a voting instruction card for you to use in directing how your shares are to be voted. However, since a beneficial owner is not the shareholder of record, you may not vote your shares in person at the meeting unless you obtain a legal proxy from the registered holder of the shares giving you the right to do so.

18.	How can I vote in person at the Annual Meeting?

You may vote in person at the Annual Meeting those shares that you hold in your name as the shareholder of record. You may vote in person shares for which you are the beneficial owner only by obtaining a legal proxy giving you the right to vote the shares from the bank, broker or other nominee that is the registered holder of your shares. You may not vote in person those shares you own through our Employee Savings Plans. Please see Question 24 for deadlines to vote such shares.

Even if you plan to attend the Annual Meeting, we recommend that you also submit your proxy or voting instructions as described below so that your vote will be counted if you later decide not to attend.

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QUESTIONS AND ANSWERS

19.	How can I vote without attending the Annual Meeting?

Whether you hold your shares as a shareholder of record or as a beneficial owner, you may direct how your shares are to be voted without attending the Annual Meeting. If you are a shareholder of record, you may vote by submitting a proxy. If you hold shares as a beneficial owner, you may vote by submitting voting instructions to the registered owner of your shares.

For directions on how to vote, please refer to the following instructions and those included on your proxy or voting instruction card.

Voting by Internet – Shareholders who have received a notice of the availability of our proxy materials by mail or email may vote over the Internet by following the instructions in the notice or email. Those who have received a paper copy of the proxy or voting instruction card by mail may vote over the Internet by following the instructions on the card.

Voting by Telephone – Shareholders of record may vote by telephone by calling (800) 776-9437 from the United States or Canada or +1 (718) 921-8500 from other countries and following the instructions. When voting by telephone, shareholders must have available the control number included on their proxy card, notice of availability of proxy materials or email notification.

Most shareholders who are beneficial owners of their shares and have received a voting instruction card by mail may vote by phone by calling the number specified on the voting instruction card provided by their bank, broker or nominee. These shareholders should check the card for telephone voting availability.

Voting by Mail – Shareholders who have received a paper copy of these proxy materials may vote by mail by signing, dating and returning their proxy or voting instruction card.

20.	How will my shares be voted?

Your shares will be voted as you specifically instruct on your proxy or voting instruction card. Except for shares held in our Employee Savings Plans, if you sign and return your proxy or voting instruction card without giving specific instructions, your shares will be voted in accordance with the recommendations of our Board of Directors and in the discretion of the proxy holders on any other matters that properly come before the meeting.

21.	How are shares held in Employee Savings Plans voted? What happens if I do not timely vote my shares?

If you hold shares through our Employee Savings Plans, they will be voted as you instruct on the proxy or voting instruction card provided to you.

If you sign and return your proxy or voting instruction card without giving specific instructions or you do not timely return your card, your shares will be voted in the same manner and proportion as shares for which instructions are timely received from other plan participants, unless contrary to the Employment Retirement Income Security Act of 1974. For example, if you own 1,000 shares through the plan and fail to provide timely voting instructions for your shares, the plan trustee would vote them. If the trustee had timely received instructions to vote shares 60 percent for, 35 percent against and 5 percent abstain on a particular item of business, the trustee would, on that item, vote your shares 600 for, 350 against and 50 abstain.

22.	Will shares I hold in my brokerage account be voted if I do not provide timely voting instructions?

If your shares are held through a brokerage firm, they will be voted as you instruct on the voting instruction card provided by your broker. If you sign and return your card without giving specific instructions, your shares will be voted in accordance with the recommendations of our Board of Directors.

If you do not provide timely instructions as to how your brokerage shares are to be voted, your broker will have the authority to vote them only on the ratification of our independent registered public accounting firm. Your broker will be prohibited from voting your shares on the election of directors, and the advisory approval of our executive compensation. These “broker non-votes” will be counted only for the purpose of determining whether a quorum is present at the meeting and not as votes cast.

23.	Will shares that I own as a shareholder of record be voted if I do not timely return my proxy card?

Shares that you own as a shareholder of record will be voted as you instruct on your proxy card. If you sign and return your proxy card without giving specific instructions, they will be voted in accordance with the recommendations of our Board of Directors.

If you do not timely return your proxy card, your shares will not be voted unless you or your proxy holder attends the Annual Meeting and votes in person as described in Question 18.

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QUESTIONS AND ANSWERS

24.	What is the deadline to vote?

If you hold shares as the shareholder of record, your vote by proxy must be received before the polls close at the Annual Meeting.

If you hold shares in our Employee Savings Plans, your voting instructions must be received by 9:00 a.m. Eastern time on Tuesday, May 6, 2014 for the plan trustee to vote your shares.

If you hold shares as a beneficial owner, please follow the voting instructions provided by your bank, broker or other nominee.

25.	May I change or revoke my vote?

Yes. You may change your vote at any time prior to the vote at the Annual Meeting, except that any change to your voting instructions for shares held in our Employee Savings Plans must be received by 9:00 a.m. Eastern time on Tuesday, May 6, 2014.

If you are a shareholder of record, you may change your vote by granting a new proxy bearing a later date (which automatically revokes the earlier proxy), by providing a written notice of revocation to our Corporate Secretary at the address set forth in Question 28 prior to your shares being voted, or by attending the Annual Meeting and voting in person. Attendance at the meeting will not cause your previously granted proxy to be revoked unless you specifically so request.

For shares you hold as a beneficial owner, you may change your vote by timely submitting new voting instructions to your bank, broker or other nominee (which revokes your earlier instructions), or, if you have obtained a legal proxy from the nominee giving you the right to vote your shares, by attending the Annual Meeting and voting in person.

26.	Who will serve as inspector of elections?

The inspector of elections will be a representative of American Stock Transfer & Trust Company.

Attending the Annual Meeting

27.	Who can attend the Annual Meeting?

You may attend the Annual Meeting only if you were a Sempra Energy shareholder at the close of business on March 12, 2014, the record date for the Annual Meeting, or you hold a valid proxy to vote at the meeting. You should be prepared to present photo identification to be admitted to the meeting.

If you are a shareholder of record or hold shares through our Direct Stock Purchase Plan or Employee Savings Plans, an admission ticket has been included as part of your notice of Internet availability of proxy materials or your proxy card. If you plan to attend the meeting, please bring the admission ticket with you. If you do not bring your admission ticket, your name must be verified against our list of shareholders of record and plan participants.

If you are not a shareholder of record but are the beneficial owner of shares held in street name through a bank, broker or other nominee, you must provide proof of beneficial ownership on the record date, such as your most recent account statement prior to March 12, 2014, a copy of the voting instruction card provided by your nominee, or other similar evidence of share ownership.

The meeting will begin promptly at 10:00 a.m., local time. Check-in will begin at 9:00 a.m., and you should allow ample time for check-in procedures.

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QUESTIONS AND ANSWERS

Shareholder Proposals and Director Nominations

28.	What is the deadline to submit shareholder proposals to be included in the proxy materials for next year’s Annual Shareholders Meeting?

Shareholder proposals that are intended to be included in our proxy materials for next year’s Annual Shareholders Meeting must be received by our Corporate Secretary no later than 5:00 p.m. San Diego time on November 20, 2014 and must be submitted to the following address:

Corporate Secretary Sempra Energy 101 Ash Street San Diego, CA 92101-3017 Fax: +1 (619) 696-4508

Proposals that are not timely submitted or are submitted to some other address or other than to the attention of our Corporate Secretary may be excluded from our proxy materials.

Shareholder proponents must meet the eligibility requirements of the Securities and Exchange Commission’s Shareholder Proposal Rule (Rule 14a-8), and their proposals must comply with the requirements of that rule to be included in our proxy materials.

29.	How may I nominate director candidates or present other business for consideration at an Annual Shareholders Meeting?

Shareholders who wish to nominate director candidates or to present other items of business to be voted on at an Annual Shareholders Meeting must give written notice of their intention to do so to our Corporate Secretary at the address set forth in Question 28. We must receive the notice at least 90 days but not more than 120 days before the date corresponding to the first anniversary of the date of the last Annual Shareholders Meeting. The notice also must include the information required by our bylaws, which may be obtained as provided in Question 31.

The time for us to receive notice of business items for the 2014 Annual Meeting has expired. The period for the receipt from shareholders of notice of business items for the 2015 Annual Meeting will begin on January 9, 2015 and end on February 8, 2015. These notice requirements do not apply to shareholder proposals intended for inclusion in our proxy materials under the Securities and Exchange Commission’s Shareholder Proposal Rule. The deadline for receiving those proposals is set forth in Question 28. The notice requirements also do not apply to questions that a shareholder may wish to ask at the Annual Meeting.

30.	How may I recommend candidates to serve as directors?

Shareholders may recommend director candidates for consideration by the Corporate Governance Committee of our Board of Directors by writing to our Corporate Secretary at the address set forth in Question 28. A recommendation must be accompanied by a statement from the candidate that he or she would give favorable consideration to serving on the board and should include sufficient biographical and other information concerning the candidate and his or her qualifications to permit the committee to make an informed decision as to whether further consideration of the candidate would be warranted.

Obtaining Additional Information

31.	How may I obtain financial and other information about Sempra Energy?

Our consolidated financial statements are included in our 2013 Annual Report to Shareholders that accompanies this proxy statement.

Additional information regarding the company is included in our Annual Report on Form 10-K, which we file with the Securities and Exchange Commission, 100 F Street, N.E., Washington, D.C. 20549. Our Form 10-K and other information that we file with the Securities and Exchange Commission are available on our website at www.sempra.com under the “Investors” and “Company SEC Filings” tabs. We also will furnish a copy of our 2013 Form 10-K (excluding exhibits, except those that are specifically requested) without charge to any shareholder who so requests by writing to us at our address set forth in Question 28.

By writing to us, shareholders also may obtain, without charge, a copy of our bylaws, corporate governance guidelines, codes of conduct and board committee charters. You also can view these materials on the Internet by accessing our website at www.sempra.com and clicking on the “Investors” tab, then clicking on the “Governance” tab.

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QUESTIONS AND ANSWERS

32.	What if I have questions for Sempra Energy’s transfer agent?

If you are a shareholder of record and have questions concerning share certificates, dividend checks, ownership transfer or other matters relating to your share account, please contact our transfer agent at the following address or phone numbers:

American Stock Transfer & Trust Company Attn: Sempra Energy 6201 15th Avenue Brooklyn, NY 11219

(877) 773-6772 (U.S. and Canada) +1 (718) 921-8386 (International)

We have a dividend reinvestment and direct stock purchase program under which you may have all or a portion of your dividends automatically reinvested to purchase our shares. You also may elect to purchase additional shares through optional cash payments. For information about this program, please contact American Stock Transfer & Trust Company at the address or the phone numbers listed at the left.

33.	Who can help answer any additional questions?

If you have any additional questions about the Annual Meeting or how to vote, change or revoke your vote, you should contact our proxy solicitor:

Georgeson Inc. 480 Washington Blvd., 26th Floor Jersey City, NJ 07310

(866) 278-8941 (U.S. and Canada) +1 (781) 575-2137 (International)

If you need additional copies of this proxy statement or voting materials, please contact Georgeson Inc. as described at the left or send an email to SempraEnergy@georgeson.com.

CORPORATE GOVERNANCE

Our business and affairs are managed and all corporate powers are exercised under the direction of our Board of Directors. The board establishes fundamental corporate policies and oversees the performance of the company and our Chief Executive Officer and the other officers to whom the board has delegated day-to-day business operations.

The board has adopted corporate governance guidelines that set forth expectations for directors, director independence standards, board committee structure and functions, and other policies for the company’s governance. It also has adopted a Code of Business Conduct and Ethics for Directors and Officers. Officers also are subject to business conduct guidelines that apply to all employees. Several standing and special committees assist the board in carrying out its responsibilities. Each operates under a written charter adopted by the board.

Our corporate governance guidelines, committee charters, including our Audit, Compensation, and Corporate Governance Committee charters, and codes of conduct are posted on our website at www.sempra.com under the “Investors” and “Governance” tabs. Paper copies may be obtained upon request by writing to: Corporate Secretary, Sempra Energy, 101 Ash Street, San Diego, California 92101-3017.

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CORPORATE GOVERNANCE

Board of Directors

Functions

In addition to its oversight role, our Board of Directors performs a number of specific functions, including:

•	Selecting our Chief Executive Officer and overseeing his or her performance and that of other senior management in the operation of the company.

•	Planning for management succession.

•	Reviewing and monitoring strategic, financial and operating plans and budgets and their development and implementation by management.

•	Assessing and monitoring risks and risk-management strategies.
•	Reviewing and approving significant corporate actions.

•	Reviewing and monitoring processes designed to maintain the company’s integrity, including financial reporting, compliance with legal and regulatory obligations, and relationships with shareholders, employees, customers, suppliers and others.

•	Selecting director nominees, appointing board committee members, forming board committees and overseeing effective corporate governance.

Leadership Structure

The Board of Directors retains the flexibility to determine on a case-by-case basis whether the positions of Chief Executive Officer and Chairman of the Board should be combined or separate and whether an independent director should serve as Chairman. This flexibility permits the board to organize its functions and conduct its business in a manner it deems most effective in then prevailing circumstances.

In connection with a shareholder proposal in 2012 looking to separate the Chief Executive Officer and Chairman positions, the board instructed management to actively engage with our largest shareholders, and in particular, those that had supported the proposal. Such engagement included outreach to the holders of over 50 percent of our total outstanding shares and nearly 80 percent of our total institutional share ownership. Through our shareholder outreach program, we learned that most of our largest institutional shareholders who voted in favor of the proposal did so because of the limited role of our Lead Director position, not because they favored appointment of an independent chairman.

Having considered the feedback received from our shareholder engagement outreach, the board took two significant actions in 2012. First, it amended our corporate governance guidelines to strengthen the Lead Director’s role and responsibilities by adding the following duties:

•	To lead the Board of Directors if circumstances arise in which the role of the Chairman of the Board may be, or may be perceived by the Lead Director or by the other independent board members to be, in conflict.

•	To act as the principal liaison between the independent directors and the Chairman of the Board and Chief Executive Officer.

•	To review and approve all board and committee agendas and approve information sent to the board providing input to management on the scope and quality of such information.

•	To consult with the Chairman of the Board, Chief Executive Officer, and committee chairs regarding the topics and schedules of the meetings of the board and committees and approve such schedules to assure that there is sufficient time for discussion of all agenda items.

•	To call a special meeting of the Board of Directors or the independent directors at any time, at any place and for any purpose.

•	To be available for consultation and direct communication with the company’s major shareholders.

•	To consult with the Corporate Governance Committee as part of the committee’s review of director nominations and recommendations of director candidates.
•	To consult with directors regarding acceptance of memberships on other boards to assure that multiple board service does not conflict or otherwise interfere with such directors’ service to the company.

•	Led by the Compensation Committee and together with the Chairman, to report annually to the board on succession planning including policies and principles for executive officer selection.

The above duties are in addition to the following duties and responsibilities previously assigned to, and continuing as the responsibility of, the Lead Director:

•	To preside at all meetings of the Board of Directors at which the Chairman of the Board is not available.

•	To organize, convene and preside over executive sessions of the independent directors and promptly communicate approved messages and directives to the Chairman of the Board and the Chief Executive Officer.

•	To collect and communicate to the Chairman of the Board and the Chief Executive Officer the views and recommendations of the independent directors, relating to his or her performance, other than with respect to the annual performance review.

•	To perform such other duties as may be assigned from time-to-time by the independent directors.

The position and role of the Lead Director is intended to provide board leadership where the roles of a combined Chairman and Chief Executive Officer may be in conflict. It is also intended to expand lines of communication between the board and members of management. It is not intended to reduce the free and open access and communication that each board member has with other board members and members of management.

The board also amended our bylaws in 2012 to give itself flexibility to appoint an independent Chairman who is not an officer of the company should it believe that such appointment would be in the best interest of shareholders given the facts and circumstances at that time. The amendments also formally established the office of Lead Director and provided him or her with authority to call special meetings of the board. In addition to these actions to strengthen the Lead Director role, the board considers other factors in determining the appropriate leadership structure, including the governance structures at other California investor-owned utilities and the anticipated reaction by and expectations of the California Public Utilities Commission.

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CORPORATE GOVERNANCE

Following this extended period of deliberation and after Donald E. Felsinger retired as Chairman on November 30, 2012, consistent with the board’s well-considered succession planning process, the board elected Debra L. Reed as Chairman effective December 1, 2012. In addition to being Chairman, Ms. Reed retained her office of Chief Executive Officer.

Ms. Reed is a 36-year employee of the Sempra Energy family of companies with an outstanding career of achievement as well as extensive industry experience and public board service. She also has significant experience in working with and adhering to the rules established by the California Public Utilities Commission, the principal regulator of our California utilities.

The Board of Directors believes that the company and its shareholders currently are best served by having Ms. Reed continue to serve as Chairman of the Board as well as Chief Executive Officer. By combining these positions, Ms. Reed serves as a bridge between the board and the operating organization and provides critical leadership for the strategic initiatives and challenges of the future. During those periods in which we do not have a non-executive Chairman, the independent directors annually select an independent director as the Lead Director. William C. Rusnack continues to serve as our Lead Director.

The Board of Directors believes that its independence and oversight of management is maintained effectively through this flexible leadership structure, our board’s composition and sound corporate governance policies and practices.

Director Independence

The Board of Directors determines the independence of our directors by applying the independence principles and standards established by the New York Stock Exchange. These provide that a director is independent only if the board affirmatively determines that the director has no direct or indirect material relationship with the company. They also identify various relationships that preclude a determination of director independence. Material relationships may include commercial, industrial, consulting, legal, accounting, charitable, family and other business, professional and personal relationships.

Applying these standards, the board annually reviews the independence of the company’s directors and director nominees. In its most recent review, the board considered, among other things, the absence of any employment relationships between the company and its current directors and nominees (other than Debra L. Reed who is also an executive officer of the company) and their families; the absence of any of the other specific relationships that would preclude a determination of independence under New York Stock Exchange independence rules; the absence of any affiliation of the company’s directors and their families with the company’s independent registered public accounting firm, compensation consultants, legal counsel, investment bankers and other consultants; the absence of any transactions with directors and members of their families that would require disclosure in this proxy statement under Securities and Exchange Commission rules regarding related person transactions; and the modest amount of our discretionary contributions to non-profit organizations with which some of our directors or their family members are associated.

Based upon this review, the board has affirmatively determined that each of the company’s non-employee directors is independent. The independent directors are:

Alan L. Boeckmann	William C. Rusnack
James G. Brocksmith Jr.	William P. Rutledge
Kathleen L. Brown	Lynn Schenk
Pablo A. Ferrero	Jack T. Taylor
William D. Jones	Luis M. Téllez
William G. Ouchi	James C. Yardley

Director Share Ownership Guidelines

The board has established share ownership guidelines for directors and officers to further strengthen the link between company performance and compensation. For non-employee directors, the guideline is ownership of a number of our shares having a value of five times the directors’ annual base retainer and is expected to be attained within five years of becoming a director. For these purposes, share ownership includes phantom shares into which compensation has been deferred and the vested portion of certain in-the-money stock options, as well as shares owned directly. All of our non-employee directors meet or exceed the guideline. For information regarding executive officer share ownership requirements, please see “Executive Compensation — Compensation Discussion and Analysis — Share Ownership Requirements.”

Board and Committee Meetings; Executive Sessions; Annual Meetings of Shareholders

At regularly scheduled board and committee meetings, directors review and discuss management reports regarding the company’s performance, prospects and plans, as well as significant opportunities and immediate issues facing the company. At least once a year, the board also reviews management’s long-term strategic and financial plans.

The Chairman of the Board proposes the agenda and schedule for each board meeting to the Lead Director who then reviews and modifies or approves it. Committee agendas and schedules are set by or in consultation with the committee chair and with the approval of the Lead Director.

Directors are encouraged to propose agenda items, and any director also may raise at any meeting subjects that are not on the agenda.

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CORPORATE GOVERNANCE

Information and other materials important to understanding the business to be conducted at board and committee meetings are distributed in writing to the directors in advance of the meeting. Additional information may be presented at the meeting.

An executive session of independent board members is held at each regularly scheduled board meeting, and any director may call for an executive session at any special meeting. Executive sessions are presided over by the Lead Director. During 2013, the board held six executive sessions.

During 2013, the board held six meetings and committees of the board held 30 meetings. Directors, on an aggregate basis, attended over 97 percent of the combined number of these meetings. Each director attended at least 88 percent of the combined number of meetings of the board and each committee of which the director was a member.

The board encourages all nominees for election as directors to attend the Annual Shareholders Meeting. Last year, all of the nominees for election at the 2013 Annual Meeting attended the meeting.

Evaluation of Board and Director Performance

The Corporate Governance Committee annually reviews and evaluates the performance of the Board of Directors. The committee assesses the board’s contribution as a whole and identifies areas in which the board or senior management believes a better contribution may be made. The purpose of the review is to increase the effectiveness of the board, and the results are reviewed with the board and its committees. In addition, each committee, other than the Executive Committee and the three LNG committees, conducts an annual self-evaluation.

Our board annually reviews the individual performance and qualifications of each director who may wish to be considered for nomination to an additional term. The evaluations are reviewed by the Corporate Governance Committee, which makes recommendations to the board regarding nominees for election as directors.

Risk Oversight

The board has developed an integrated risk management framework to assess, prioritize, manage and monitor risks across its operations. Sempra’s full board has ultimate responsibility for the oversight of the risk under this framework. Consistent with this approach, our corporate governance guidelines provide that the specific functions of the Board of Directors include assessing and monitoring risks and risk management strategies.

The board believes that risk stretches far beyond any one committee. As a result, the board has diversified its risk oversight responsibilities across its membership, housing categories of risk oversight within board committees by topic. Any risk oversight which does not fall within a particular committee remains with the full board.

The board reviews and monitors strategic, financial and operating plans that are intended to provide sustainable long-term growth with an acceptable level of risk. Each of our business units is responsible for identifying and moderating risk in a manner consistent with these goals. The board fulfills its risk oversight function through receipt of reports provided both directly to the board and to appropriate board committees. Based on these reports, the board or appropriate committees establish or amend existing risk oversight and control mechanisms. In addition, the company has a robust internal audit function that reports directly to the Audit Committee.

The board and its committees mitigate risk through establishing policies that include:

•	Leverage limitations.

•	Obtaining prior regulatory review and approval of substantial utility investments.

•	Establishing non-utility investment policies, including requiring substantial third party pre-construction contractual commitments to purchase the capacity or output of major non-utility construction projects.

•	Setting an employee compensation program that encourages and rewards sustainable moderate-risk growth.

With respect to the investments where we do not operate or control the related entity or operations, in addition to closely monitoring these investments, we mitigate risk by having representation on the governing body; by negotiating contractual protections such as limiting our liability or prohibiting certain actions without our consent; by carefully selecting our business partners; or by using a combination of these methods. The risks inherent in these businesses, which primarily involve the generation of energy and transmission of natural gas and propane through pipelines, are similar to those of our subsidiaries and are periodically reviewed by our board and the appropriate board committees.

Succession Planning and Management Development

Our Compensation Committee regularly evaluates succession planning issues and annually reports to the Board of Directors on succession planning, including policies and principles for executive officer selection.

Review of Related Person Transactions

Securities and Exchange Commission rules require us to disclose certain transactions involving more than $120,000 in which we are a participant and any of our directors, nominees as directors or executive officers, or any member of their immediate families, has or will have a direct or indirect material interest. The charter of our Corporate Governance Committee requires the committee to review any such “related person transaction” before we enter into the transaction. There have been no transactions or proposed transactions requiring review during 2013 or 2014 through the date of the mailing of this proxy statement.

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CORPORATE GOVERNANCE

Director Orientation and Education Programs

Every new director participates in an orientation program and receives materials and briefings to acquaint him or her with our business, industry, management and corporate governance policies and practices. Continuing education is provided for all directors through board materials and presentations, discussions with management, visits to corporate facilities and other sources. Several directors, at the company’s expense, also attend third-party offered education courses and participate in the National Association of Corporate Directors, of which the company is a member.

Board Access to Senior Management, Independent Accountants and Counsel

Directors have complete access to our independent registered public accounting firm, and to senior management and other employees. They also have complete access to counsel, advisors and experts of their choice with respect to any issues relating to the board’s discharge of its duties.

Retirement Policy

In accordance with our corporate governance guidelines, directors should not stand for election after attaining the age of 75.

Board Committees

	Audit	Compensation	Corporate Governance	Environmental, Health, Safety and Technology	LNG Joint Venture and Financing	LNG Construction and Technology	LNG Government Relations and Permitting	Executive

Alan L. Boeckmann

James G. Brocksmith Jr.

Kathleen L. Brown

Pablo A. Ferrero

William D. Jones

William G. Ouchi

Debra L. Reed

William C. Rusnack

William P. Rutledge

Lynn Schenk

Jack T. Taylor

Luis M. Téllez

James C. Yardley

means Committee Chairman

Audit Committee

Our Audit Committee is composed entirely of independent directors. It is directly responsible and has sole authority for selecting, appointing, retaining and overseeing the work and approving the compensation of our independent registered public accounting firm, which reports directly to the committee. The committee prepares the report under the caption “Audit Committee Report.” It also assists the Board of Directors in fulfilling oversight responsibilities regarding:

•	The integrity of our financial statements.

•	Our compliance with legal and regulatory requirements.
•	Our internal audit function.

The board has determined that each member of the Audit Committee is financially literate. It also has determined that Mr. Brocksmith, who chairs the committee, and Mr. Taylor are each an audit committee financial expert as defined by the rules of the Securities and Exchange Commission.

During 2013, the Audit Committee held eight meetings.

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CORPORATE GOVERNANCE

Compensation Committee

Our Compensation Committee is composed entirely of independent directors. It assists the Board of Directors in the evaluation and compensation of our executives. It establishes our compensation principles and policies, oversees our executive compensation program and oversees executive succession planning. The committee has direct responsibility for:

•	Reviewing and approving corporate goals and objectives relevant to the Chief Executive Officer’s compensation.

•	Evaluating our Chief Executive Officer’s performance in light of those goals and objectives and approving (and recommending for ratification by the board acting solely through the independent directors) her compensation based on the committee’s performance evaluation.
•	Recommending to the board the compensation program for other executive officers, incentive compensation plans and equity-based compensation plans.

•	Preparing the report under the caption “Compensation Committee Report.”

•	Evaluating and overseeing risk in our compensation programs.

•	Reporting to the board annually on succession planning.

During 2013, the Compensation Committee held five meetings.

For additional information regarding the Compensation Committee’s principles, policies and practices, please see the discussion under “Executive Compensation — Compensation Discussion and Analysis.”

Corporate Governance Committee

Our Corporate Governance Committee is composed entirely of independent directors. The committee’s responsibilities include:

•	Identifying individuals qualified to become directors.

•	Recommending nominees for election as directors and candidates to fill board vacancies.

•	Recommending directors for appointment as members of board committees.

•	Developing and recommending corporate governance principles.

•	Overseeing the evaluation of the board and its individual directors.

The committee reviews with the board the skills and characteristics required of directors in the context of current board membership. It seeks a group of individuals who bring to the board a variety of complementary skills and a range of viewpoints, backgrounds, experiences and other individual qualities and attributes that contribute to overall board diversity. It solicits the names of director candidates from a variety of sources, including search firms advised of these policies, and also considers candidates submitted by shareholders. The committee assesses the effectiveness of its policies as part of its annual review of board composition and board, committee and individual director performance and in its recommendations of nominees for election as directors at the next Annual Shareholders Meeting.

The committee reviews biographical data and other relevant information regarding potential board candidates, may request additional information from the candidates or other sources and, if the committee deems it appropriate, may interview candidates and consult references and others who may assist in candidate evaluation. The committee evaluates all candidates in the same manner whether identified by shareholders or through other sources.

In considering potential director candidates, the committee evaluates each candidate’s integrity, independence, judgment, knowledge, experience and other relevant factors to develop an informed opinion of his or her qualifications and ability and commitment to meet the board’s expectations for directors set forth in our corporate governance guidelines.

The committee’s deliberations reflect the board’s requirement that substantially all directors (other than current or former company officers) should be independent and that all director nominees must be financially literate or must become financially literate within a reasonable time after becoming a director. They also reflect the board’s view regarding the appropriate number of directors and the composition of the board, including its belief that the membership of the board should reflect diversity.

The committee in recommending nominees for election as directors at the 2014 Annual Meeting and the board in approving the nominees considered the individual experience, qualifications, attributes and skills of each nominee (including his or her prior contributions to the board), with a view to constituting a board that, as a whole, is well-qualified to oversee our businesses. Ms. Brown and Mr. Ferrero are being nominated for election by shareholders for the first time. Ms. Brown and Mr. Ferrero were recommended for board consideration by a third-party search firm.

With respect to Mr. Rutledge and Dr. Ouchi, the committee and the board also considered that in 2010 they were directors of FirstFed Financial Corp. and during 2009 and prior years they also served as directors of FirstFed’s subsidiary First Federal Bank of California. In January 2009, First Federal Bank consented to an order by the Office of Thrift Supervision that First Federal Bank and its directors and employees cease and desist engaging in unsafe or unsound banking practices. In December 2009, First Federal Bank was closed by the Office of Thrift Supervision and in January 2010, FirstFed Financial filed for liquidation under the Bankruptcy Code. The committee and the board concluded that these events do not reflect upon the integrity of Mr. Rutledge or Dr. Ouchi or, in view of the unprecedented and historic national and international financial crisis that resulted in the insolvency of numerous financial institutions, their ability and qualifications to serve on our board.

During 2013, the Corporate Governance Committee held five meetings.

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CORPORATE GOVERNANCE

Environmental, Health, Safety and Technology Committee

Our Environmental, Health, Safety and Technology Committee is responsible for:

•	Assisting the company’s Board of Directors in overseeing the company’s programs, compliance and performance related to environmental, health, safety and technology matters.

•	Reviewing environmental, health and safety laws, regulations and developments at the global, national, regional and local level and evaluating ways to address these matters as part of the company’s business strategy and operations.

•	Reviewing and evaluating technology developments that advance the company’s overall business strategy.

During 2013, the Environmental, Health, Safety and Technology Committee held four meetings.

LNG Joint Venture and Financing Committee

Our LNG Joint Venture and Financing Committee is responsible for:

•	Evaluating and advising on effective and efficient equity arrangements, including joint ventures with partners who are also customers, for the design, construction and operation of liquefied natural gas (LNG) project(s) in North America.

•	Advising on potential options and parties that can facilitate and implement the complex financing structures necessary for large-scale LNG projects.
•	Reviewing key terms of material joint venture and tolling agreements to ensure risks are considered appropriately and addressed by management.

•	Advising on the strategy for creating effective project financing for LNG projects and assisting in evaluating the benefits and challenges associated with the available options and financing parties.

During 2013, the LNG Joint Venture and Financing Committee held three meetings.

LNG Construction and Technology Committee

Our LNG Construction and Technology Committee is responsible for:

•	Advising on approaches to forms of engineering, procurement and construction contracts and contractors.

•	Assisting in the review and evaluation of types of technologies available for conversion of natural gas into LNG.

•	Reviewing key risks inherent in construction and assuring that management has a plan for managing these risks.
•	Providing its collective experience in determining optimum approaches to assuring successful and timely execution of the completion of LNG projects.

During 2013, the LNG Construction and Technology Committee held one meeting.

LNG Government Relations and Permitting Committee

Our LNG Government Relations and Permitting Committee is responsible for:

•	Evaluating local, national and international permitting issues associated with the exportation of LNG from North America to multiple regions and countries.

•	Advising on strategy in obtaining the governmental permits that are prerequisites to the construction and operation of a liquefaction facility.
•	Assisting in reviewing and evaluating the documentation and activities associated with obtaining permits on a timely basis.

During 2013, the LNG Government Relations and Permitting Committee held four meetings.

Executive Committee

Our Executive Committee meets on call by the Chairman of the Committee during the intervals between meetings of the Board of Directors when scheduling or other requirements make it difficult to convene the full board. The committee did not meet during 2013.

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CORPORATE GOVERNANCE

Communications with the Board

Shareholders and interested parties who wish to communicate with the board, non-management directors as a group, a board committee or a specific director may do so by letters addressed to the attention of our Corporate Secretary. All communications regarding executive compensation will be relayed to the Compensation Committee chair, William C. Rusnack, for appropriate evaluation and consideration.

All other communications are reviewed by the Corporate Secretary and provided to the directors consistent with a screening policy providing that unsolicited items, sales materials, and other routine items and items unrelated to the duties and responsibilities of the board are not relayed to directors. Any communication that is not relayed is recorded in a log and made available to the directors.

The address for these communications is:

Corporate Secretary Sempra Energy 101 Ash Street San Diego, CA 92101-3017

Director Compensation

Summary

Our 2013 director compensation program is summarized in the table below:

2013 Director Compensation Program
Retainers:
Annual Base Retainer	$50,000
Lead Director Retainer	$25,000
Audit Chair Retainer	$20,000
Other Committee Chair Retainer	$10,000
Special LNG-Related Committee Retainer	$10,000
Special LNG-Related Committee Chair Retainer	$5,000
Meeting Fees:
Board Meetings	$2,000
Audit Committee Meetings	$2,000
Other Committee Meetings	$1,500
Equity:
Deferred Equity	$50,000
Annual Equity Grant	$60,000
Initial Equity Grant for New Director	$180,000

Retainer and Meeting Fees

Directors who are not employees of Sempra Energy received an annual base retainer of $50,000. The Chair of the Audit Committee received an additional annual retainer of $20,000; the chairs of other standing board committees received an additional annual retainer of $10,000; and the Lead Director received an additional $25,000. Members of the special LNG-related committees received an annual retainer of $10,000 and the chairs of these special committees received an additional annual retainer of $5,000.

Non-employee directors also received meeting fees of $2,000 for each board meeting attended and $1,500 for each board committee meeting attended ($2,000 in the case of the Audit Committee), excluding special LNG-related committee meetings.

Directors may elect to receive their retainer and meeting fees in shares of our common stock or to defer them into an interest-bearing account, phantom investment funds or phantom shares of our common stock.

Effective January 1, 2014, board and committee meeting fees were discontinued and the annual base retainer was increased to $85,000. The Compensation Committee chair retainer was increased to $15,000.

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Equity

Each quarter, non-employee directors are credited with a number of phantom shares of our common stock having a market value of $12,500. Following the director’s retirement, the current market value of the shares credited to the director’s account (together with reinvested dividend equivalents) is paid to the director in cash.

Directors also receive grants of restricted stock units or phantom shares of our common stock, which are subject to the vesting requirements described below.

Upon first becoming a director, each non-employee director receives a number of restricted stock units or phantom shares having a market value of $180,000 and vesting in equal annual installments of one-third of the original grant (together with related reinvested dividend equivalents) on each of the first three anniversaries of the grant date.

Thereafter at each annual meeting (other than the annual meeting that coincides with or first follows the director’s election to the board), each non-employee director who continues to serve as a director will receive an additional number of restricted stock units or phantom shares having a market value of $60,000 and vesting on the date of the next annual meeting.

Unvested units or phantom shares are forfeited if the director’s service on the board terminates for any reason other than death, disability or removal without cause. In those events, all unvested units or phantom shares would immediately vest.

Director Compensation Table

We summarize the 2013 compensation of our non-employee directors below.

2013 Director Compensation	Fees Earned or Paid in Cash	Stock Awards (F)	Change in Pension Value and Nonqualified Deferred Compensation Earnings (G)	All Other Compensation (H)	Total
Alan L. Boeckmann	$89,000	$110,000	-	$20,000	$219,000
James G. Brocksmith Jr.	$115,500	$110,000	-	-	$225,500
Kathleen L. Brown (A)	$43,500	$209,167	-	$15,198	$267,865
Pablo A. Ferrero (B)	-	$180,000	-	-	$180,000
Wilford D. Godbold Jr. (C)	$49,000	$25,000	$41,847	-	$115,847
William D. Jones	$94,000	$110,000	$74,693	$25,000	$303,693
William G. Ouchi	$102,000	$110,000	$107,545	$25,000	$344,545
William C. Rusnack	$122,000	$110,000	$25,334	$25,000	$282,334
William P. Rutledge	$95,500	$110,000	-	$25,000	$230,500
Lynn Schenk	$99,000	$110,000	-	$25,000	$234,000
Jack T. Taylor (D)	$73,500	$225,833	$696	$9,450	$309,479
Luis Téllez	$85,500	$110,000	-	-	$195,500
James C. Yardley (E)	$55,000	$213,333	-	$24,800	$293,133

(A)	Ms. Brown was elected to the board in June 2013.

(B)	Mr. Ferrero was elected to the board in November 2013.

(C)	Mr. Godbold retired from the board in May 2013.

(D)	Mr. Taylor was elected to the board in February 2013.

(E)	Mr. Yardley was elected to the board in May 2013.

(F)	Represents equity grants of restricted stock units and phantom shares of our common stock that are valued at the fair market value of our shares at the crediting date without reduction for non-transferability. The amounts set forth in this column represent the number of shares subject to awards multiplied by the grant date closing price of Sempra Energy’s common stock. The restricted stock units granted to Messrs. Brocksmith and Ferrero and Dr. Ouchi will be settled in shares of Sempra Energy common stock upon vesting. The restricted stock units granted to Mr. Téllez will be settled in cash upon vesting.

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CORPORATE GOVERNANCE

		Equity Grant
2013 Director Equity Grants	Mandatory Deferred Equity	Phantom Shares	Restricted Stock Units	Total
Alan L. Boeckmann	$50,000	$60,000	-	$110,000
James G. Brocksmith Jr.	$50,000	-	$60,000	$110,000
Kathleen L. Brown	$29,167	$180,000	-	$209,167
Pablo A. Ferrero	-	-	$180,000	$180,000
Wilford D. Godbold Jr.	$25,000	-	-	$25,000
William D. Jones	$50,000	$60,000	-	$110,000
William G. Ouchi	$50,000	-	$60,000	$110,000
William C. Rusnack	$50,000	$60,000	-	$110,000
William P. Rutledge	$50,000	$60,000	-	$110,000
Lynn Schenk	$50,000	$60,000	-	$110,000
Jack T. Taylor	$45,833	$180,000	-	$225,833
Luis Téllez	$50,000	-	$60,000	$110,000
James C. Yardley	$33,333	$180,000	-	$213,333

In 2013, all long-term incentive compensation was delivered through phantom shares and restricted stock units, and no stock options were granted. The following table summarizes the number of stock options, phantom shares and restricted stock units outstanding for each director at December 31, 2013:

Director Equity Balances as of December 31, 2013	Phantom Shares	Restricted Stock Units	Stock Options	Total
Alan L. Boeckmann	8,990	-	-	8,990
James G. Brocksmith Jr.	20,584	749	25,000	46,333
Kathleen L. Brown	2,548	-	-	2,548
Pablo A. Ferrero	-	2,052	-	2,052
Wilford D. Godbold Jr.	19,978	-	25,000	44,978
William D. Jones	20,314	-	10,000	30,314
William G. Ouchi	16,456	749	20,000	37,205
William C. Rusnack	19,482	-	20,000	39,482
William P. Rutledge	18,265	-	15,000	33,265
Lynn Schenk	10,179	-	20,000	30,179
Jack T. Taylor	2,900	-	-	2,900
Luis Téllez	2,833	749	-	3,582
James C. Yardley	2,698	-	-	2,698

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(G)	Consists of (i) the aggregate change in the actuarial value of accumulated benefits under defined benefit pension plans and (ii) above-market interest (interest in excess of 120% of the federal long-term rate) on deferred compensation. The 2013 amounts are:

2013 Change in Pension Value and Above-Market Interest	Change in Accumulated Benefits	Above-Market Interest	Total
Alan L. Boeckmann	-	-	-
James G. Brocksmith Jr.	-	-	-
Kathleen L. Brown	-	-	-
Pablo A. Ferrero	-	-	-
Wilford D. Godbold Jr.	-	$41,847	$41,847
William D. Jones	$73,685	$1,008	$74,693
William G. Ouchi	$107,545	-	$107,545
William C. Rusnack	-	$25,334	$25,334
William P. Rutledge	-	-	-
Lynn Schenk	-	-	-
Jack T. Taylor	-	$696	$696
Luis Téllez	-	-	-
James C. Yardley	-	-	-

Only Messrs. Godbold and Jones and Dr. Ouchi are entitled to receive grandfathered pension benefits and all have attained maximum years of service credit. The annual benefit is the sum of the annual director retainer and ten times the board meeting fee at the date the benefit is paid. It commences upon the latter of the conclusion of board service or attaining age 65 and continues for a period not to exceed the director’s years of service as a director of predecessor companies plus up to ten years of service as a director of the company. The actuarial equivalent of the total retirement benefit is paid to the retiring director in a single lump sum upon the conclusion of board service unless the director has elected to receive the annual benefit.

(H)	Consists of our contributions to charitable, educational and other non-profit organizations to match those of directors on a dollar-for-dollar basis up to an annual maximum match of $25,000 for each director.

Directors who are also employees of the company (Debra L. Reed, Chairman and Chief Executive Officer) are not additionally compensated for their services as directors. Her compensation is summarized in the Summary Compensation Table appearing under “Executive Compensation — Compensation Tables.”

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AUDIT COMMITTEE REPORT

The Audit Committee of the Board of Directors is composed of the six directors named below, all of whom have been determined by the board to be independent directors. The board also has determined that all members of the committee are financially literate and that Mr. Brocksmith, the chair of the committee, and Mr. Taylor are each an audit committee financial expert as defined by the rules of the Securities and Exchange Commission. The committee’s charter, adopted by the board, is posted on the company’s website at www.sempra.com under the “Investors” and “Governance” tabs.

The committee’s responsibilities include appointing the company’s independent registered public accounting firm, pre-approving both audit and non-audit services to be provided by the firm and assisting the board in providing oversight of the company’s financial reporting process. In fulfilling its oversight responsibilities, the committee meets with the company’s independent registered public accounting firm, internal auditors and management to review accounting, auditing, internal controls and financial reporting matters.

It is not the committee’s responsibility to plan or conduct audits or to determine that the company’s financial statements and disclosures are complete, accurate and in accordance with accounting principles generally accepted in the United States and applicable laws, rules and regulations. Management is responsible for the company’s financial statements, including the estimates and judgments on which they are based, as well as the company’s financial reporting process, accounting policies, internal audit function, internal accounting controls, disclosure controls and procedures, and risk management. The company’s independent registered public accounting firm, Deloitte & Touche LLP, is responsible for performing an audit of the company’s annual financial statements, expressing an opinion as to the conformity of the annual financial statements with accounting principles generally accepted in the United States, expressing an opinion as to the effectiveness of the company’s internal controls over financial reporting and reviewing the company’s quarterly financial statements.

The committee has discussed with Deloitte & Touche the matters required to be discussed by the rules of the Public Company Accounting Oversight Board Auditing Standard No. 16, Communications with Audit Committees, which requires the independent registered public accounting firm to communicate information to the committee regarding the scope and results of its audit of the company’s financial statements, including information with respect to the firm’s responsibilities under auditing standards generally accepted in the United States, significant accounting policies, management judgments and estimates, any significant audit adjustments, any disagreements with management and any difficulties encountered in performing the audit and other such matters required to be discussed with the committee by those standards.

The committee also has received from Deloitte & Touche a report providing the disclosures required by the applicable requirements of the Public Company Accounting Oversight Board regarding the independent accountant’s communications with the Audit Committee concerning independence. Deloitte & Touche also has discussed its independence with the committee and confirmed in the report that, in its professional judgment, it is independent of the company within the meaning of the federal securities laws. The committee also considered whether Deloitte & Touche’s provision of non-audit services to the company and its affiliates is compatible with its independence.

The committee also has reviewed and discussed with the company’s senior management the audited financial statements included in the company’s Annual Report on Form 10-K for the year ended December 31, 2013 and management’s reports on the financial statements and internal controls. Management has confirmed to the committee that the financial statements have been prepared with integrity and objectivity and that management has maintained an effective system of internal controls. Deloitte & Touche has expressed its professional opinions that the financial statements conform with accounting principles generally accepted in the United States and that management has maintained an effective system of internal controls. In addition, the company’s Chief Executive Officer and Chief Financial Officer have reviewed with the committee the certifications that each will file with the Securities and Exchange Commission pursuant to the requirements of the Sarbanes-Oxley Act of 2002 and the policies and procedures management has adopted to support the certifications.

Based on these considerations, the Audit Committee has recommended to the Board of Directors that the company’s audited financial statements be included in the Annual Report on Form 10-K for the year ended December 31, 2013.

Audit Committee

James G. Brocksmith Jr. Chair

Pablo A. Ferrero

William D. Jones

Lynn Schenk

Jack T. Taylor

James C. Yardley

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SHARE OWNERSHIP

The following table shows the number of shares of our common stock beneficially owned at March 12, 2014 by each of our directors, by each of our executive officers named in the executive compensation tables in this proxy statement, and by all of our directors and executive officers as a group. The shares of common stock beneficially owned by our directors and executive officers as a group total less than 1.0 percent of our outstanding shares. In calculating these percentages, shares under the heading “Phantom Shares and Cash-Settled Awards” are not included because these shares cannot be voted and may only be settled for cash.

Share Ownership	Current Beneficial Holdings (B)	Shares Subject to Exercisable Options (C)	Phantom Shares and Cash-Settled Awards (D)	Total
Alan L. Boeckmann	-	-	9,309	9,309
James G. Brocksmith Jr.	3,069	20,000	20,861	43,930
Kathleen L. Brown	-	-	487	487
Javade Chaudhri (A)	1,487	-	4,665	6,152
Pablo A. Ferrero	-	-	226	226
Joseph A. Householder	35,821	51,100	4,855	91,776
William D. Jones	3,871	10,000	20,615	34,486
Trevor I. Mihalik	58	-	1,325	1,383
William G. Ouchi	15,750	15,000	16,705	47,455
Debra L. Reed	81,146	105,600	31,547	218,293
G. Joyce Rowland	16,958	18,900	4,485	40,343
William C. Rusnack	884	-	19,751	20,635
William P. Rutledge	4,045	15,000	18,526	37,571
Lynn Schenk	2,000	20,000	10,384	32,384
Mark A. Snell	63,703	90,800	6,938	161,441
Jack T. Taylor	131	-	1,485	1,616
Luis M. Téllez	-	-	3,737	3,737
James C. Yardley	-	-	538	538
Directors and Executive Officers as a Group (19 persons)	228,923	346,400	176,439	751,762

(A)	Mr. Chaudhri retired effective September 30, 2013.

(B)	Includes unvested restricted stock units that are convertible into our common stock and that vest within 60 days. These total 749 unvested restricted stock units for each of Mr. Brocksmith and Dr. Ouchi.

(C)	Shares which may be acquired through the exercise of stock options that currently are exercisable or will become exercisable within 60 days.

(D)	The phantom shares represent deferred compensation deemed invested in shares of our common stock. These phantom shares track the performance of our common stock but cannot be voted and may only be settled for cash. They are either fully vested or will vest within 60 days. The cash-settled awards are unvested restricted stock units that will vest within 60 days. These total 749 unvested restricted stock units for Mr. Téllez.

Sempra Energy has approximately 230,000 shareholders.

There are two persons known to us to own beneficially more than 5.0 percent of our outstanding shares: BlackRock, Inc., 40 East 52nd Street, New York, NY 10022 and JP Morgan Chase & Co., 270 Park Avenue, New York, NY 10017. BlackRock, Inc. has reported that at December 31, 2013 it and related entities beneficially owned 18,780,484 shares for which they had sole voting power over 15,981,706 shares and sole dispositive power over 18,780,484 shares, representing approximately 7.7 percent of our outstanding shares. JP Morgan Chase & Co. has reported that at December 31, 2013 it and related entities beneficially owned 12,749,824 shares for which they had sole voting power over 11,793,229 shares, shared voting power over 315,302 shares, sole dispositive power over 12,421,637 shares and shared dispositive power over 327,227 shares; representing approximately 5.2 percent of our outstanding shares.

Our employee savings and stock ownership plans hold 13,839,641 shares of our common stock (approximately 5.6 percent of our outstanding shares) for the benefit of employees as of March 3, 2014.

For information regarding share ownership guidelines applicable to our directors and officers, please see “Corporate Governance — Board of Directors — Director Share Ownership Guidelines” and “Executive Compensation — Compensation Discussion and Analysis — Share Ownership Requirements.”

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SHARE OWNERSHIP

Section 16(a) Beneficial Ownership Reporting Compliance

Our directors and executive officers are required to file reports with the Securities and Exchange Commission regarding their ownership of our shares. Based solely on our review of the reports filed and written representations from directors and officers that no other reports were required, we believe that all filing requirements were timely met during 2013.

PROPOSALS TO BE VOTED ON

Board of Directors Proposals

Proposals 1, 2 and 3 have been included in this proxy statement at the direction of the Board of Directors. The board recommends that you vote “FOR” each of Proposals 1, 2 and 3.

Proposal 1: Election of Directors

Directors are elected at each Annual Shareholders Meeting for terms expiring at the next Annual Shareholders Meeting.

The Corporate Governance Committee has recommended and the Board of Directors has nominated the following 13 individuals for election as directors, all of whom currently are directors:

Alan L. Boeckmann

James G. Brocksmith Jr.

Kathleen L. Brown

Pablo A. Ferrero

William D. Jones

William G. Ouchi

Debra L. Reed

William C. Rusnack

William P. Rutledge

Lynn Schenk

Jack T. Taylor

Luis M. Téllez

James C. Yardley

Properly executed proxies will be voted for these 13 nominees unless other instructions are specified. If any nominee should become unavailable to serve, the proxies may be voted for a substitute nominee designated by the board, or the board may reduce the authorized number of directors.

We have not received notice of any additional candidates to be nominated for election as directors at the 2014 Annual Meeting and the deadline for notice of additional candidates has passed. Consequently, the election of directors will be an uncontested election and our bylaw providing for majority voting in uncontested elections will apply. Under majority voting, to be elected as a director, a nominee must receive votes “FOR” his or her election constituting a majority of the shares represented and voting at the Annual Meeting at which a quorum is present, and the “FOR” votes must also represent more than 25 percent of our outstanding shares. If a nominee who currently is serving as a director does not receive sufficient “FOR” votes to be re-elected, the director will cease to be a director not later than 90 days following the certification of the election results, and the resulting vacancy in the board may be filled by the remaining directors.

The board has determined that each non-officer nominee is an independent director. Information concerning the board’s independence standards is contained under the caption “Corporate Governance — Board of Directors — Director Independence.”

Biographical information regarding each director nominee and his or her qualifications to serve as a director is set forth below. The year shown as election as a director is the year that the director was first elected as a director of Sempra Energy or a predecessor corporation. Unless otherwise indicated, each director has held his or her principal occupation or other positions with the same or predecessor organizations for at least the last five years.

The Board of Directors recommends that you vote “FOR” each of its nominees for election to the Board

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PROPOSALS TO BE VOTED ON

Alan L. Boeckmann, 65, has been a director since February 2011. In February 2012, he retired as the Non-Executive Chairman of Fluor Corporation, a leading engineering, procurement, construction and maintenance services company. From 2002 to early 2011, Mr. Boeckmann was the Chairman and Chief Executive Officer of Fluor. Prior to that, he held a number of senior management and operating positions at Fluor. Mr. Boeckmann currently is a director of Archer-Daniels-Midland Company. He is also a former director of Fluor Corporation, BHP Billiton, Burlington Northern Santa Fe Corporation and the National Petroleum Council.

Mr. Boeckmann has been an outspoken business leader in promoting international standards for business ethics and was instrumental in the formation of the World Economic Forum’s Partnering Against Corruption Initiative in 2004. His extensive board, executive management and infrastructure construction experience, coupled with his commitment to ethical conduct in international business activities, makes him a valuable member of our board.

James G. Brocksmith Jr., 73, has been a director since 2001. He is an independent financial consultant and the former Deputy Chairman and Chief Operating Officer for the U.S. operations of KPMG Peat Marwick LLP. Mr. Brocksmith is a former director of AAR Corp., Alberto-Culver Company and Nationwide Financial Services, Inc.

Mr. Brocksmith’s extensive experience with public accounting issues and knowledge of corporate accounting, tax and compliance practices are important for us in his role as chair of the Audit Committee. His financial expertise provides a resource that is helpful to our board given the increasingly complex financial environment in which we operate.

Kathleen L. Brown, 68, has been a director since June 2013. She is a partner of the law firm Manatt, Phelps & Phillips, LLP. Prior to joining Manatt in September 2013, she worked at Goldman Sachs Group, Inc., a global investment banking and securities firm, in various leadership positions over the last 12 years. From 2011 to 2013, Ms. Brown served as the chairman of investment banking for Goldman’s Midwest division in Chicago and was managing director and head of the firm’s Los Angeles-based western region public sector and infrastructure group from 2003 to 2011. She served as California state treasurer from 1991 to 1995. Ms. Brown currently serves on the boards of directors of Forestar Group Inc., a real estate, oil and gas and natural resources company, and the National Park Foundation. She is a member of the Stanford Center on Longevity Advisory Board and the Council on Foreign Relations.

Ms. Brown has extensive experience in both the public and private financial sectors, as well as in-depth knowledge of California government processes. Her knowledge of the law and experience as a partner at Manatt gives her insight into the effect of laws and regulations on our businesses. This combination of public and private financial experience, legal experience and public service in the State of California makes her a valuable addition to our board.

Pablo A. Ferrero, 51, has been a director since November 2013. He is an independent energy consultant. From 2006 to 2011, Mr. Ferrero served as Executive Vice President for the Southern Cone at AEI Energy, a power generation and distribution and gas transmission and distribution company. From 2004 to 2006, he was the Chief Executive Officer of Transportadora de Gas del Sur S.A. He serves as a director on the boards of Pampa Energía, EDESA Holding and Servicios Petroleros Argentina.

Mr. Ferrero has a deep understanding of the energy industry and in particular energy operations in South America. This understanding of international energy operations along with his extensive executive and board experience make him a valuable addition to our board.

William D. Jones, 58, has been a director since 1994. He is the President and Chief Executive Officer and a director of CityLink Investment Corporation, a real estate investment, development and management firm, and City Scene Management Company. From 1989 to 1993, Mr. Jones served as General Manager/Senior Asset Manager and Investment Manager with certain real estate subsidiaries of The Prudential. Prior to joining The Prudential, he served as a San Diego City Council member from 1982 to 1987. Mr. Jones is a director of certain funds under management by Capital Research and Management Company. He is the Chairman of the Board of Trustees of the Francis Parker School and a member of the Corporate Directors Forum. Mr. Jones is a former director of The Price Real Estate Investment Trust, Southwest Water Company, the Federal Reserve Bank of San Francisco, the San Diego Padres baseball club and former Chairman of the Board of the Los Angeles Branch of the Federal Reserve Bank of San Francisco. Mr. Jones has extensive experience as a real estate developer in San Diego, where he built the City Heights Urban Village, an award-winning redevelopment project.

Mr. Jones’s background in the public and financial arenas, along with his real estate expertise, has been helpful to our board as it considers the development of large infrastructure projects, which requires extensive amounts of land and an understanding of the construction and real estate industries. His expertise in these areas makes him a vital member of our board.

William G. Ouchi, Ph.D., 70, has been a director since 1998. He is the Sanford and Betty Sigoloff Distinguished Professor in Corporate Renewal in the Anderson Graduate School of Management at UCLA. Professor Ouchi is the lead director of AECOM Technology Corporation and a former director of FirstFed Financial Corp. He is a director of the Alliance for College Ready Public Schools, the California Heart Center Foundation, the Conrad N. Hilton Foundation, the Riordan Foundation and RX for Learning.

Professor Ouchi is a renowned academic and an expert in corporate management and organization. He is a best-selling author and has published numerous books on promoting effective corporate management. Professor Ouchi’s academic background and practical knowledge of national and state public institutions, and his understanding of corporate governance in both theory and practice, make him a valuable member of our board.

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PROPOSALS TO BE VOTED ON

Debra L. Reed, 57, was appointed Chairman of the Board of Directors in 2012 and has been a director and the Chief Executive Officer of the company since 2011. Previously, Ms. Reed served as an Executive Vice President of the company. From 2006 to 2010, she was President and Chief Executive Officer of San Diego Gas & Electric Company (“SDG&E”) and Southern California Gas Company (“SoCalGas”), Sempra Energy’s regulated California utilities. From 2004 to 2006, Ms. Reed was President and Chief Operating Officer of SDG&E and SoCalGas and, before that, she was President of SDG&E and Chief Financial Officer of both companies. She serves on the Board of Directors of Halliburton Company. Ms. Reed serves on the University of Southern California Viterbi Engineering School Board of Councilors. She is the past Chair of the San Diego Regional Economic Development Corporation and is a former director of Genentech, Inc. and Avery Dennison Corporation.

Ms. Reed, in her current position as our Chairman and Chief Executive Officer, oversees the management of all aspects of our business. She brings decades of service to our company and its subsidiaries and has benefitted from years of hands-on experience with utility and energy infrastructure operations. That experience, coupled with current and prior service as a board member of other large publicly-traded companies, brings a multifaceted perspective and in-depth industry understanding to the board.

William C. Rusnack, 69, has been a director since 2001. He was the President and Chief Executive Officer and a director of Premcor Inc., an independent oil refiner, from 1998 to 2002. Prior to 1998, Mr. Rusnack was an executive of Atlantic Richfield Company, an integrated petroleum company. He is also a director of Flowserve Corporation and Peabody Energy Corporation, and a former director of Solutia Inc. Mr. Rusnack is a member of the Dean’s Advisory Council of the Graduate School of Business at the University of Chicago, the Energy Policy Institute at Chicago at the University of Chicago and the National Council of the Olin School of Business at the Washington University in St. Louis.

Mr. Rusnack brings a deep understanding of the energy industry to our board. He spent 31 years at Atlantic Richfield Company, many of which he worked in a senior leadership capacity. Mr. Rusnack also offers knowledge and insight gained as a senior executive with the oil refinery company Premcor. This specialized energy industry experience, along with his deep understanding of effective executive management development, makes him a valuable member of our board.

William P. Rutledge, 72, has been a director since 2001. He is the Chief Executive Officer of AquaNano, LLC, a water treatment company. Mr. Rutledge was Chairman of CPI International, Inc. (formerly Communications and Power Industries), a communications company, from 1999 to 2004. Prior to 1998, he was President and Chief Executive Officer of Allegheny Teledyne, a diversified manufacturing company. Prior to 1997, he was Chairman and Chief Executive Officer of Teledyne, Inc., an industrial conglomerate. Mr. Rutledge is a director of AECOM Technology Corporation. He is a trustee emeritus of Lafayette College, a trustee of St. John’s Health Center Foundation and a trustee of The National World War II Museum. Mr. Rutledge is a former director of FirstFed Financial Corp., CPI International, Inc. and Computer Sciences Corporation.

Mr. Rutledge has extensive board and senior management experience. He serves and has served on numerous public company boards and has significant experience in the role of chief executive officer for multiple companies. In addition to his management expertise, Mr. Rutledge brings to our board a strong understanding of technological advances and nascent technology-based business models and their impacts on our business.

Lynn Schenk, 69, has been a director since 2008. She is an attorney in private practice. Ms. Schenk served as Chief of Staff to the Governor of California from 1999 to 2003 and was elected to the U.S. House of Representatives representing San Diego, California, from 1993 to 1995, serving on the House Energy and Commerce Committee. From 1978 to 1983, she served as the Deputy and then Secretary of California’s Business, Transportation and Housing Agency; prior to that she was on the in-house counsel staff of SDG&E. Ms. Schenk is a director of Biogen Idec Inc., where she chairs the Corporate Governance and Nominating Committee and serves on the Compensation Committee, a trustee of The Scripps Research Institute serving on the Governance Committee, a member of the California High Speed Rail Authority, a trustee of the University of California San Diego Foundation and a member of the University of San Diego School of Law, Board of Visitors.

Ms. Schenk has an extensive history of government, political and public service and an in-depth knowledge of the inner workings of federal and state governmental processes. Along with her insight and experience in government, Ms. Schenk’s legal background within our business sector has equipped her with the tools to help our board identify and manage risk. She also has served on the boards of a number of publicly listed companies. This combination enables Ms. Schenk to provide our board with unique perspective on matters pertaining to California’s complex government and regulatory environment, as well as corporate governance.

Jack T. Taylor, 62, has been a director since February 2013. He was the Chief Operating Officer-Americas and Executive Vice Chair of U.S. Operations for KPMG LLP from 2005 to 2010. From 2001 to 2005 he served as the Vice Chairman of U.S. Audit and Risk Advisory Services for KPMG. Mr. Taylor is a director of Genesis Energy LP, Murphy USA Inc. and the Christus Schumpert Health System Foundation.

Mr. Taylor has extensive experience with financial and public accounting issues as well as a deep knowledge of the energy industry. He spent over 35 years as a public accountant at KPMG LLP, many of which he worked in a leadership capacity. This experience with financial and public accounting issues, together with his executive experience and knowledge of the energy industry, makes him a valuable member of the board.

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PROPOSALS TO BE VOTED ON

Luis M. Téllez, Ph.D. (MIT, 1986), 55, has been a director since 2010. He is the Chairman of the Board of Directors and Chief Executive Officer of the Mexican Stock Exchange (Bolsa Mexicana de Valores). Dr. Téllez served as Mexico’s Secretary of Communications and Transportation from 2006 to 2009. He is also a director of Grupo GEPP, S.A.P.I. de C.V., a holding company principally engaged in the beverage industry. Dr. Téllez is a member of the Board of Counselors of McLarty Associates and the Trilateral Commission. He is a former director of Organización Cultiba S.A.B. de C.V., Grupo México S.A. de C.V.; Global Industries Ltd.; FEMSA (Fomento Economico Mexicano S.A.B. de C.V.); DESC, S.A. de C.V.; Mexico’s Federal Electricity Commission (La Comisión Federal de Electricidad); and Grupo Azucarero México, S.A.B. de C.V., and a former member of the Mexican Council of Foreign Affairs. Dr. Téllez also has served as Mexico’s Secretary of Energy, Chief of Staff to the President of Mexico, and Deputy Secretary of Agriculture. He was a managing director of the investment firm, The Carlyle Group, and Chief Executive Officer of DESC, S.A. de C.V., one of Mexico’s largest industrial companies. Dr. Téllez also served as a director of Sempra Energy from June 2006 until November 2006. He resigned as a director of Sempra Energy because of his appointment as Mexico’s Secretary of Communications and Transportation.

Dr. Téllez’s extensive experience and knowledge of transnational business activities, international energy markets and the Mexican regulatory and financial sectors make him a valuable member of the board, particularly as we develop and operate international energy projects.

James C. Yardley, 62, has been a director since May 2013. He was Executive Vice President of El Paso Corporation and President of its Pipeline Group from 2006 through 2012. Mr. Yardley was also the President and Chief Executive Officer of El Paso Pipeline GP Company LLC, the general partner of El Paso Pipeline Partners, L.P., a master limited partnership that owns and operates interstate natural gas transportation pipelines, storage and other midstream assets, from 2007 through 2012. From 1998 through 2006, he was the President of Southern Natural Gas Company, previously a unit of El Paso Corporation and now a unit of El Paso Pipeline Partners, L.P. Mr. Yardley was formerly a director of El Paso Pipeline GP Company LLC, and of Scorpion Offshore Ltd.

Mr. Yardley has extensive experience in the natural gas industry and in particular the midstream portion of that industry. He spent over 34 years in the energy sector, many of which he worked in a leadership capacity, and has public board experience. This specialized energy industry experience, together with Mr. Yardley’s executive and public board experience, makes him a valuable member of our board.

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PROPOSALS TO BE VOTED ON

Proposal 2: Ratification of Independent Registered Public Accounting Firm

The Audit Committee of the Board of Directors has selected Deloitte & Touche LLP as the independent registered public accounting firm to audit our financial statements and the effectiveness of our internal control over financial reporting for 2014. Representatives of Deloitte & Touche are expected to attend the Annual Meeting and will have the opportunity to make a statement if they desire to do so and to respond to appropriate questions from shareholders.

The following table shows the fees that we paid Deloitte & Touche for 2012 and 2013.

	2012		2013
	Fees	% of Total	Fees	% of Total
Audit Fees
Sempra Energy Consolidated Financial Statements and Internal Control Audits, Subsidiary and Statutory Audits	$9,290,000		$9,462,000
Regulatory Filings and Related Services	480,000		155,000
Total Audit Fees	9,770,000	82%	9,617,000	80%
Audit-Related Fees
Employee Benefit Plan Audits	470,000		475,000
Accounting Consultation	445,000		325,000
Total Audit-Related Fees	915,000	8%	800,000	7%
Tax Fees
Tax Planning and Compliance	1,006,000		1,473,000
Other Tax Services	—		—
Total Tax Fees	1,006,000	8%	1,473,000	12%
All Other Fees	196,000	2%	77,000	1%
Total Fees	$11,887,000		$11,967,000

The Audit Committee is directly responsible and has sole authority for selecting, appointing, retaining and overseeing the work and approving the compensation of our independent registered public accounting firm. Except where pre-approval is not required by Securities and Exchange Commission rules, the committee pre-approves all audit and permissible non-audit services provided by Deloitte & Touche. The committee’s pre-approval policies and procedures provide for the general pre-approval of specific types of services and give detailed guidance to management as to the services that are eligible for general pre-approval. They require specific pre-approval of all other permitted services. For both types of pre-approval, the committee considers whether the services to be provided are consistent with maintaining the firm’s independence. The policies and procedures also delegate authority to the chair of the committee to address any requests for pre-approval of services between committee meetings, with any pre-approval decisions to be reported to the committee at its next scheduled meeting.

We are asking our shareholders to ratify the appointment of Deloitte & Touche as our independent registered public accounting firm for 2014. Ratification would be advisory only, but the Audit Committee would reconsider the appointment if it were not ratified. Ratification requires the receipt of “FOR” votes constituting a majority of the shares represented and voting at the Annual Meeting at which a quorum is present, and the approving majority also must represent more than 25 percent of our outstanding shares.

The Board of Directors recommends that you vote “FOR” Proposal 2

26    SEMPRA ENERGY - 2014 Proxy Statement

PROPOSALS TO BE VOTED ON

Proposal 3: Advisory Approval of Our Executive Compensation

Our board recognizes that performance-based executive compensation is an important element in driving long-term shareholder value. Pursuant to the Dodd-Frank Wall Street Reform and Consumer Protection Act, we are asking shareholders to approve an advisory resolution on the compensation of the named executive officers, as reported in this proxy statement. This proposal, commonly known as a “say-on-pay” proposal, gives our shareholders the opportunity to express their views on our executive compensation program.

Compensation Program and Philosophy

The Compensation Committee of our Board of Directors sets the company’s executive pay philosophy.

Our compensation philosophy emphasizes:

•	Aligning pay with short-term and long-term company performance.

•	Performance-based incentives aligned with value creation for shareholders.

•	Balance between short-term and long-term incentives.

•	More pay tied to performance at higher levels of responsibility.

We believe this compensation philosophy enables us to attract, motivate and retain key executive talent and promote strong, sustainable long-term performance.

Elements of our executive pay program that exemplify our pay-for-performance philosophy include:

•	One hundred percent of short-term and long-term incentive compensation for our CEO and our named executive officers (other than Mr. Mihalik) is performance-based.

•	Long-term incentive compensation is delivered through performance-based restricted stock units, with a performance measure tied to four-year relative cumulative total shareholder return. In addition, our 2014 long-term incentive compensation awards include a second performance measure based on earnings per share growth.

•	Performance measures in our short-term and long-term incentive plans are linked directly to the company’s financial performance and shareholder returns.

•	Approximately 84 percent of our CEO’s target pay is performance-based. For our other named executive officers, performance-based compensation makes up an average of over 70 percent of total target pay.

Company Performance

Company performance is the key indicator of whether our programs are effective. We use earnings as the financial performance measure in our annual incentive plan. Our annual incentive plan also includes operational measures related to employee and public safety and customer satisfaction. Relative total shareholder return and earnings per share growth are the performance measures for long-term performance.

2013 Performance and Status of Key Goals

Our 2013 financial performance was strong. We achieved $4.49 in adjusted diluted earnings per share, excluding a $119 million charge related to the San Onofre Nuclear Generating Station. This was within the range of our 2013 earnings per share guidance, which also excluded the $119 million charge. On a GAAP basis, diluted earnings per share was $4.01. For a reconciliation of adjusted 2013 earnings and earnings per share to the comparable amounts calculated in accordance with accounting principles generally accepted in the United States (GAAP), please see Appendix A to this proxy statement.

We also achieved several goals that are important to our future financial performance, including:

•	Completing a successful initial public offering of IEnova, our energy infrastructure company in Mexico. IEnova is the first publicly traded energy company in Mexico.

•	IEnova’s joint venture with Pemex was awarded construction contracts for Los Ramones 1 and currently is negotiating its participation in the northern portion of Los Ramones 2.
•	Achieving significant milestones in the Cameron LNG liquefaction project.

•	Signed joint venture and tolling agreements with our three partners, Mitsubishi, Mitsui and GDF Suez, subject to final investment decision and other conditions.

•	Received notice of environmental review from the Federal Energy Regulatory Commission (FERC). FERC issued the draft Environmental Impact Statement (EIS) on January 10, 2014, with the final EIS scheduled to be issued by April 30, 2014.

•	Received conditional authorization in February 2014 from the Department of Energy to export LNG to countries that do not have a Free Trade Agreement with the U.S.

•	Continuing deployment of advanced metering at Southern California Gas Company with over 1.1 million meters installed.

•	Creating 50/50 joint ventures for two solar projects and acquiring a new 75-megawatt wind project.

Long-Term Performance

We consistently have delivered strong financial and operating performance.

•	Sempra Energy consistently has delivered strong earnings and dividend growth.
•	Our long-term total shareholder return has outperformed both the S&P 500 Index and the S&P 500 Utilities Index.

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PROPOSALS TO BE VOTED ON

Delivering Value to Shareholders

Our stock has provided investors with exceptional short-term and long-term returns. Our one-year total shareholder return of 30 percent significantly exceeds the Standard and Poors (S&P) 500 Utilities Index return of 13 percent. Over a ten-year period, Sempra Energy’s cumulative total shareholder return of 301 percent is almost triple the return of the S&P 500 Index return of 104 percent and more than double the S&P 500 Utilities Index return of 142 percent.

Future Growth

We expect to deliver balanced, stable growth through our utilities and integrated energy infrastructure businesses:

•	Our energy infrastructure businesses are focused on the import, export, transfer and storage of natural gas and on renewable energy generation. Revenues for these businesses are largely tied to long-term contracts.
•	We seek to make investments that deliver returns under a wide range of energy price scenarios, focusing on assets that integrate and provide collective value to our shareholders.

•	We continue to provide enhanced returns to shareholders. Over the past five years, on an annualized basis, our dividend has increased from $1.56 per share to $2.52 per share. In February 2014, the board of directors approved an additional increase in the dividend to $2.64 per share on an annualized basis.

Compensation Discussion and Analysis

Additional information on our executive pay program is provided in the Compensation Discussion and Analysis section of this proxy statement.

Recommendation

For the above reasons, we are asking our shareholders to indicate their support for the compensation of our named executive officers as described in this proxy statement by voting in favor of the following resolution.

“RESOLVED, as an advisory matter, the shareholders of Sempra Energy approve the compensation paid to the company’s named executive officers as disclosed in this proxy statement pursuant to Item 402 of Regulation S-K, including the Compensation Discussion and Analysis, compensation tables and narrative discussion.”

Approval requires the receipt of “FOR” votes constituting a majority of the shares represented and voting at the Annual Meeting at which a quorum is present, and the approving majority must represent more than 25 percent of our outstanding shares.

Even though the say-on-pay vote is advisory and will not be binding on the company, the Compensation Committee and the Board of Directors value the opinions of our shareholders. Accordingly, to the extent there is a significant vote against the compensation of our named executive officers, we will consider our shareholders’ concerns and the Compensation Committee will evaluate what actions may be necessary or appropriate to address those concerns.

The Board of Directors recommends that you vote “FOR” Proposal 3

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EXECUTIVE COMPENSATION

Compensation Discussion and Analysis

Executive Summary

What information is provided in this section of the proxy statement?

In this Compensation Discussion and Analysis, we:

•	Discuss the roles and responsibilities of our board’s Compensation Committee.

•	Outline our compensation philosophy and discuss how the Compensation Committee determines executive pay.

•	Describe each element of executive pay, including base salaries, short-term and long-term incentives and executive benefits.

•	Describe how we manage risk in our incentive compensation plans.

Who are the Named Executive Officers?

The Compensation Discussion and Analysis focuses on the compensation of our named executive officers:

NAMED EXECUTIVE OFFICERS

Debra L. Reed	Chairman and Chief Executive Officer
Mark A. Snell	President
Joseph A. Householder	Executive Vice President and Chief Financial Officer
G. Joyce Rowland	Senior Vice President of Human Resources, Diversity and Inclusion
Trevor I. Mihalik	Senior Vice President, Controller and Chief Accounting Officer
Javade Chaudhri	Former Executive Vice President and General Counsel

Table 1

What is the company’s business model and how are we viewed by investors?

When Sempra Energy was formed in 1998, we created a company that combined a large natural gas distribution utility with a similarly sized electric and gas distribution utility. We have evolved into a highly successful, integrated energy infrastructure company.

During the past ten years, we have:

•	Developed and invested in large infrastructure projects in the U.S., including a liquefied natural gas (LNG) business, natural gas pipelines, natural gas storage facilities and renewable energy projects.

•	Built a strong and diverse energy infrastructure business in Mexico.

•	Built and sold a large and profitable energy trading company.

•	Continued to operate and grow our California utilities.

•	Acquired controlling interests in utilities in South America and the Southeastern United States.

Due to our diverse business profile, we are covered by both gas and electric utility analysts. We also attract analyst coverage and investors from the broader energy sector, including the midstream energy sector.

How are our business model and our investor profile reflected in our executive compensation program?

A large portion of our executive pay is delivered in performance-based restricted stock units with a relative total shareholder return performance measure. We measure our total shareholder return against both the S&P 500 Index and the S&P 500 Utilities Index. We use these two peer groups because we do not fit neatly into either category.

Because our operations extend beyond those of a typical utility, our stock can be influenced by factors that do not necessarily affect many of the companies in the S&P 500 Utilities Index. Measuring us only against a group of utilities whose performance is based largely on low growth and high-dividend payouts should not be the sole gauge of our performance.

While we believe that a broader measure should be used as a benchmark for our performance, we do not believe that the S&P 500 Index should be the sole benchmark, as over 60 percent of our earnings are still generated by the California utilities. Measuring our performance against the broader S&P 500 Index companies alone may not capture the impact of market and regulatory factors specific to energy delivery.

Thus, we believe that measuring our performance against both the S&P 500 Utilities Index and the S&P 500 Index is the most appropriate gauge of our stock performance.

We also take our company’s profile into account when we benchmark executive pay. We use two peer groups: a general industry peer group made up of similarly sized companies and a utilities peer group. This is described in detail under “Labor Market Benchmarking.”

How did the company perform in 2013 and what key goals have been achieved?

Our 2013 financial performance was strong. We achieved $4.49 in adjusted diluted earnings per share, excluding a $119 million charge related to the San Onofre Nuclear Generating Station. This was within the range of our 2013 earnings per share guidance which also excluded the $119 million charge. On a GAAP basis, diluted earnings per share was $4.01. For a reconciliation of adjusted 2013 earnings and earnings per share to the comparable amounts calculated in accordance with accounting principles generally accepted in the United States (GAAP), please see Appendix A to this proxy statement.

We also achieved several goals that are important to our future financial performance, including:

•	Completing a successful initial public offering of IEnova, our energy infrastructure company in Mexico. IEnova is the first publicly traded energy company in Mexico.

•	IEnova’s joint venture with Pemex was awarded construction contracts for Los Ramones 1 and currently is negotiating its participation in the northern portion of Los Ramones 2.

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EXECUTIVE COMPENSATION

•	Achieving significant milestones in the Cameron LNG liquefaction project.

•	Signed joint venture and tolling agreements with our three partners, Mitsubishi, Mitsui and GDF Suez, subject to final investment decision and other conditions.

•	Received notice of environmental review from the Federal Energy Regulatory Commission (FERC). FERC issued the draft Environmental Impact Statement (EIS) on January 10, 2014, with the final EIS scheduled to be issued by April 30, 2014.

•	Received conditional authorization in February 2014 from the Department of Energy to export LNG to countries that do not have a Free Trade Agreement with the U.S.

•	Continuing deployment of advanced metering at Southern California Gas Company with over 1.1 million meters installed.

•	Creating 50/50 joint ventures for two solar projects and acquiring a new 75-megawatt wind project.

How has the company performed over the longer-term?

We consistently have delivered strong financial and operating performance.

•	Sempra Energy consistently has delivered strong earnings and dividend growth.

•	Our long-term total shareholder return has outperformed both the S&P 500 Index and the S&P 500 Utilities Index.

How has the company delivered value to shareholders?

Our stock has provided investors with exceptional short-term and long-term returns. Figures 1, 2 and 3 below show the company’s total return to shareholders over one, five and ten years.

TOTAL SHAREHOLDER RETURN

Figure 1	Figure 2	Figure 3

How is the company positioned for future growth?

We expect to deliver balanced, solid growth through our utilities and integrated energy infrastructure businesses:

•	Our energy infrastructure businesses are focused on the import, export, transfer and storage of natural gas and on renewable energy generation. Revenues for these businesses are largely tied to long-term contracts.

•	We seek to make investments that deliver returns under a wide range of energy price scenarios, focusing on assets that integrate and provide collective value to our shareholders.

•	We continue to provide enhanced returns to shareholders. Over the past five years, on an annualized basis, our dividend has increased from $1.56 per share to $2.52 per share. In February 2014, the board of directors approved an additional increase in the dividend to $2.64 per share on an annualized basis.

How did our performance affect 2013 pay?

Our 2013 financial and operational performance was reflected in the results of our 2013 performance-based annual bonus plan. The overall performance for the plan was at 189 percent of target.

Our long-term stock performance was reflected in the results of the 2010-2013 award cycle, which vested on January 2, 2014. Our relative total shareholder return from 2010 through 2013 met the 73rd percentile of the S&P 500 Utilities Index. As a result, the awards vested at 145 percent of target performance, resulting in a payout of 1.45 shares of common stock plus reinvested dividends for each restricted stock unit.

What is our compensation philosophy?

The Compensation Committee of our Board of Directors sets the company’s executive pay philosophy.

Our compensation philosophy emphasizes:

•	Aligning pay with short-term and long-term company performance.

•	Performance-based incentives aligned with value creation for shareholders.

•	Balance between short-term and long-term incentives.

•	More pay tied to performance at higher levels of responsibility.

We believe this compensation philosophy enables us to attract, motivate and retain key executive talent and promote strong, sustainable long-term performance.

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What are the goals of our compensation program?

Our compensation program goals include:

•	Aligning compensation with company performance and shareholders’ interests.

•	Strongly linking executive compensation to both annual and long-term corporate, business unit and individual performance.

•	Motivating executives to achieve superior performance.

•	Attracting and retaining executives of outstanding ability and proven experience who demonstrate high standards of integrity and ethics.

What elements of our pay program underscore our pay-for-performance philosophy?

Elements of our executive pay program that exemplify our pay-for-performance philosophy include:

•	One hundred percent of short-term and long-term incentive compensation for our CEO and our named executive officers (other than Mr. Mihalik) is performance-based.

•	Long-term incentive compensation is delivered through performance-based restricted stock units, with a performance measure tied to four-year relative cumulative total shareholder return. In addition, our 2014 long-term incentive compensation awards include a second performance measure based on earnings per share growth.

•	Performance measures in our short-term and long-term incentive plans are linked directly to the company’s financial performance and shareholder returns.

•	Approximately 84 percent of our CEO’s target pay is performance-based. For our other named executive officers, performance-based compensation makes up an average of over 70 percent of total target pay.

Company performance is the key indicator of whether our programs are effective. We use earnings as the financial performance measure in our annual incentive plan. Our annual incentive plan also includes operational measures related to employee and public safety and customer satisfaction. Relative total return to shareholders and earnings per share growth are the performance measures in our long-term incentive plan awards.

What compensation governance measures are in place?

Our compensation practices, which are highlighted in the following tables, reflect our pay-for-performance philosophy and our commitment to sound compensation governance.

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COMPENSATION GOVERNANCE MEASURES

WHAT WE DO	WHAT WE DON’T DO

We use multiple performance measures in our short-term and long-term incentive plans. These performance measures link pay to performance and shareholder interests.

We use company earnings, relative total shareholder return and earnings per share growth as our incentive plan financial performance measures. Our short-term incentive plan also includes performance measures related to employee and public safety and customer satisfaction.

We do not provide for excise tax gross-ups upon a change in control in our named executive officers’ agreements and no named executive officers received tax gross-ups.

The Compensation Committee reviews external market data when making compensation decisions.

The external market review is based on two peer groups; a general industry peer group and a utility peer group. These peer groups reflect the labor markets from which we recruit executive talent.

We do not reprice stock options. Long-term incentive plan grants are made from a shareholder-approved plan that prohibits stock option repricing and cash buyouts without shareholder approval.

The Compensation Committee selects and engages its own independent advisors.

As the committee’s independent compensation consultant, neither Exequity nor any of its affiliates provides any other services to the company.

We have an anti-hedging policy, whereby employees and directors are prohibited from trading in puts, calls, options or other similar securities related to our common stock.
The Compensation Committee considers tally sheets, which include a wealth accumulation analysis, when making compensation decisions.	Officers and directors are prohibited from pledging company stock.

Our clawback policy provides for the forfeiture, recovery, or reimbursement of incentive plan awards as required by law or stock exchange rules.

In addition, compensation may be recouped if the company determines that the results on which compensation was paid were not actually achieved, or in instances of an employee’s fraudulent or intentional misconduct.

Officers are not given pension credit for years not worked.
None of the named executive officers has an employment contract.
Exequity performs an independent risk assessment of our compensation programs.	We do not provide guaranteed bonuses or uncapped incentives.

All officers are subject to stock ownership requirements, ranging from 6x base pay for the CEO to 1x base pay for vice presidents.

Stock ownership requirements for named executive officers are 6x base pay for Ms. Reed, 3x base pay for Messrs. Snell and Householder, and 2x base pay for Ms. Rowland and Mr. Mihalik.

Directors are subject to stock ownership guidelines of 5x their annual base retainer.

Executive perquisites are limited and constitute a small proportion of our executive total rewards program.

In 2012, the committee closed the Executive Life Insurance Plan and Executive Medical Plan to new participants.

Change in control severance benefits are payable only upon a change in control with termination of employment (“double trigger”).
Our 2013 Long-Term Incentive Plan includes a double trigger provision for vesting of equity in connection with a change in control.
Table 2	Table 3

Does the company have a shareholder engagement program?

Building and maintaining relationships with our shareholders is a critical component of our corporate governance philosophy. We welcome dialogue with our shareholders. Within the past year, we reached out to 56 shareholders, or holders of 55 percent of our total outstanding shares. We held telephonic meetings with shareholders representing over 98 million shares, or 40 percent of our total outstanding shares and 57 percent of our institutional share ownership. This was in addition to our normal investor relations outreach on an ongoing basis.

What input did shareholders provide regarding the executive compensation program?

Executive compensation is always a key topic in our shareholder engagement meetings. Shareholder input was a key factor in the Compensation Committee’s decision to make the changes outlined below under “What changes did the Compensation Committee make to executive compensation programs in 2013?”

While the Compensation Committee considers input from shareholders in making compensation decisions, it should be noted that the views of our large shareholders are not always consistent. For example, some shareholders expressed a preference for multiple performance measures in the long-term incentive plan while others strongly favored continuing to focus on relative total shareholder return as the plan’s performance measure. The committee evaluated the input received from shareholders and considered alternative performance measures for the long-term incentive plan.

One of the guiding principles in evaluating potential performance measures was the committee’s desire to use a plan design that is applicable across all of the company’s regulated and non-regulated business units.

Several potential long-term incentive plan performance measures were evaluated, with a focus on alignment with shareholder value creation and linkage with the company’s strategy. During one of our shareholder engagement calls, a shareholder referenced a study by Farient Advisors that analyzed the connection between shareholder value creation and

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EXECUTIVE COMPENSATION

various incentive plan performance measures. Highlights of this study were considered during the evaluation of potential long-term incentive plan performance metrics.

Based on a thorough review, the committee added a secondary performance measure based on four-year earnings per share growth while continuing to use relative total shareholder return as the primary performance measure.

What changes did the Compensation Committee make to executive compensation programs in 2013?

Based on an evaluation of our business strategy, consultation with its independent compensation consultant and input received during our shareholder engagement process, the Compensation Committee made the following changes to our executive compensation programs in 2013:

•	Long-term incentive plan: In addition to relative total shareholder return, the 2014 awards include a performance measure based on earnings per share growth. This performance measure will further strengthen the link between executive pay and the company’s long-term earnings growth guidance.

•	2013 Long-Term Incentive Plan: Our new equity plan, which was overwhelmingly approved by shareholders in 2013, provides for a “double trigger” in connection with the acceleration of equity grants upon a change in control. This replaced the “single trigger” equity acceleration feature in our 2008 equity plan.

Compensation Committee Roles and Responsibilities

Overview

The Compensation Committee’s primary role is to determine all aspects of compensation for our executive officers. The committee reviews all components of pay for our Chief Executive Officer and other executive officers.

The committee holds four regularly scheduled meetings each year, with additional meetings scheduled when required. The committee’s chair approves the agenda prior to each meeting. Five directors currently sit on the committee. Each director is required to be:

•	An independent director under independence standards established by the New York Stock Exchange.

•	An outside director under Section 162(m) of the Internal Revenue Code.

•	A non-employee director under Rule 16b-3 of the Exchange Act.

The Compensation Committee:

•	Sets its meeting dates and agenda items annually.

•	Considers standing agenda items and other topics at each meeting.

•	Holds an executive session at each meeting without management.

•	Recommends changes to its charter for approval by the board as needed.

•	Retains its own independent advisors.

•	Conducts an annual self-assessment of its effectiveness in compliance with its charter.

The most recent charter review was held in June 2013. The charter is available on our website at www.sempra.com under the “Investors” and “Governance” tabs.

What are the responsibilities of the Compensation Committee?

The Compensation Committee’s major responsibilities include:

•	Analyzing executive compensation market data, including base salaries, annual bonuses, long-term incentives and total pay, as well as executive compensation principles, strategies, trends, regulatory requirements and current programs.

•	Overseeing and approving annual incentive plans, equity-based plans, severance plans, deferred compensation arrangements, retirement benefits and other programs and benefits that primarily cover executive officers.
•	Reviewing and approving corporate goals and objectives relevant to the compensation of the company’s Chief Executive Officer and other executive officers.

•	Leading the evaluation of the performance of the CEO in light of these goals and objectives. Based on individual and company performance, competitive compensation information and other considerations, approving and recommending the CEO’s compensation level for ratification by the independent members of the board.

•	Tracking and understanding the total compensation of each executive officer and reviewing, at least once a year, tally sheets that summarize the major elements of compensation.

•	Reporting annually on succession planning to the board.

•	Reviewing and recommending to the board that the Compensation Discussion and Analysis be included in the annual proxy statement.

•	Analyzing long-term incentive plan overall dilution and current annual dilution rates.

•	Designing our compensation programs to encourage and reward sustainable, moderate-risk growth.

How do the Compensation Committee and the board use tally sheets?

The Compensation Committee uses tally sheets to review and evaluate our total executive compensation and benefit programs. These tally sheets, along with information prepared annually for the proxy statement, are used to consider:

•	Information for analyzing the design, operation and effectiveness of our executive compensation programs.

•	The total dollar value of executives’ accumulated compensation and benefits, including holdings of our common stock and realized and unrealized gains under equity-based compensation awards.

•	Estimated pension benefits, life insurance benefits and deferred compensation balances.

•	Information on change in control scenarios.

The committee does not rely on tally sheets to establish specific pay levels. Instead, pay levels are based primarily on external market data and other considerations described elsewhere in this discussion.

In addition, board members receive a Compensation Program Summary. The summary provides an overview of our executive compensation philosophy, information on each executive compensation plan and officer and employee demographic data.

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EXECUTIVE COMPENSATION

The Compensation Committee’s Advisors

The Compensation Committee retains advisors to assist it on matters affecting executive compensation. It has the sole authority to select, compensate and terminate its external advisors.

In 2013, the committee retained Exequity as its independent compensation consultant. The committee has assessed the independence of Exequity pursuant to SEC rules and concluded that there are no conflicts of interest. Exequity is a nationally recognized independent provider of executive compensation advisory services, with no affiliation with any other service provider.

An Exequity representative attended all committee meetings and met in executive session with the committee members at all four of the regular 2013 meetings.

Exequity supported the committee by:

•	Providing competitive data on compensation and relative performance of peer group companies.

•	Recommending pay programs and salary increase budgets.

•	Conducting a risk assessment of incentive programs.

•	Making presentations on regulatory and legislative matters affecting executive compensation.

•	Providing opinions on the reasonableness of compensation.

•	Consulting on other related matters as needed.

Exequity and its affiliates do not perform any work for the company outside of its advisory role to the Compensation Committee. Exequity’s fees for services provided in 2013 were $108,139.

Management’s Role

Our Chief Executive Officer and/or Senior Vice President of Human Resources, Diversity and Inclusion attend the non-executive session of each Compensation Committee meeting. Our human resources department assists the committee by preparing tally sheets and other compensation information and analyses for consideration by the committee. Both the committee members and the independent compensation consultant receive all presentation materials well in advance of committee meetings.

Our accounting, finance and law departments also support the committee with respect to compensation-related matters, including issues related to broad-based benefit plans and regulatory reporting and compliance.

None of our executive officers determine or approve any element or component of their own compensation. This includes base salary, annual bonus, long-term incentives and other aspects of compensation. Our CEO does not meet separately with the committee’s independent compensation consultant.

The Compensation Committee does seek our CEO’s views on the performance of our other executive officers, and she makes pay recommendations for these officers. In addition, the committee frequently requests input from the CEO on what programs and goals she believes might be most appropriate given the company’s strategic direction.

Labor Market Benchmarking

How does the committee use external market data in determining pay?

The Compensation Committee uses external pay data to help align executive compensation levels, in total and by component, with the labor market. The committee views the labor market for our most senior positions as a nationwide, broad cross-section of companies in various industries. The committee’s use of both general industry and utilities benchmarking data reflects the competitive labor market from which we recruit executives. This labor market varies by position and extends beyond our industry. The benchmarking process is described below.

General Industry Benchmarking

When benchmarking executive pay, the Compensation Committee first reviews general industry market pay data from the Aon Hewitt Total Compensation Management (TCM) Database for non-financial Fortune 500 companies with revenues between $5 billion and $20 billion. Our 2013 revenues were $10.6 billion.

•	A total of 124 companies were included in the review. These companies are listed in Appendix B.

•	The committee reviews summary statistics of the companies included in this database (but not company-specific information) with the goal of managing total target pay opportunities to the median of this summary data. Actual pay levels will rise above or fall below these standards as a result of actual company and individual performance.

The committee uses the general industry peer group as the primary benchmarking data source because it best represents the market from which we recruit executive talent. This peer group is not constrained by industry affiliation, but rather focuses on companies comparable in size to Sempra Energy. Companies in the utilities and energy sector make up approximately 16 percent of the general industry peer group.

Table 4 summarizes the general industry peer group market capitalization, revenue, and net income compared to Sempra Energy.

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EXECUTIVE COMPENSATION

SUMMARY OF GENERAL INDUSTRY COMPANIES INCLUDED IN 2013 REVIEW OF COMPANIES IN AON HEWITT’S TCM DATABASE WITH REVENUES OF $5 BILLION to $20 BILLION

(Dollars in Millions)	Market Capitalization (on 12/31/13)	2013 (1) Revenue	2013 (1) Net Income
Sempra Energy	$21,943	$10,557	$1,001
Sempra Percentile Rank	70%	58%	68%
75th Percentile	$25,893	$13,220	$1,161
Median	$13,691	$9,019	$707
25th Percentile	$7,125	$6,617	$263

Table 4

(1)	Revenue and net income for five of the peer companies are fiscal year 2012.

Utilities Industry Benchmarking

The Compensation Committee also reviews pay and performance data in proxy statements and other public filings of energy and utility companies.

•	This peer group is composed of the 30 companies that make up the S&P 500 Utilities Index. These companies are listed in Appendix C.

•	This is consistent with the peer group used in connection with our long-term incentive awards.

•	The energy and utility peer group review provides an additional basis for assessing executive compensation and corporate performance.

•	This review gives us a better understanding of the effectiveness of our emphasis on “pay-for-performance” in relation to the performance of our utilities peer group.

Table 5 summarizes the utilities peer group market capitalization, revenue and earnings compared to Sempra Energy.

S&P 500 UTILITIES INDEX COMPANIES

(Dollars in Millions)	Market Capitalization (on 12/31/13)	2013 Revenue	2013 Net Income
Sempra Energy	$21,943	$10,557	$1,001
Sempra Percentile Rank	82%	47%	68%
75th Percentile	$17,604	$14,826	$1,113
Median	$12,282	$11,105	$619
25th Percentile	$8,901	$5,702	$324

Table 5

How does the Compensation Committee use internal equity in determining pay?

The committee uses internal equity to determine the compensation for positions that are unique or difficult to benchmark against market data.

Internal equity is also considered in establishing compensation for positions considered to be equivalent in responsibilities and importance.

Compensation Components

What are the primary components of our executive compensation program?

The primary components of our executive compensation program are:

•	Base salaries (for additional information, see page 38).

•	Performance-based annual bonuses (for additional information, see pages 38-41).

•	Performance-based long-term equity incentive awards (for additional information, see pages 41-44).

Additional benefits include health and welfare programs, retirement and savings plans, personal benefits and severance pay.

All of our executive officers participate in the same compensation programs. However, market compensation levels used to establish compensation for the named executive officers vary substantially based upon the roles and responsibilities of individual officers.

Thus, the Chief Executive Officer’s total target compensation is approximately 328 percent of the average compensation of the other named executive officers (excluding Mr. Chaudhri) and 188 percent of the compensation of the next highest paid officer.

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Managing Risk in Compensation Plans

How does the company manage risk in compensation plans?

The Compensation Committee manages the risk inherent in incentive compensation plans:

•	By balancing short-term and long-term incentives.

•	By linking a higher proportion of total compensation to long-term incentives.

•	By using a four-year vesting period for long-term incentives instead of the typical three-year vesting period used by our peers.

•	Through the incentive plan design and selection of the performance measures.

Our risk management program is further strengthened by our clawback policy, which applies to both short-term and long-term incentive plans, our anti-hedging policy and our executive stock ownership requirements.

Has a risk assessment been conducted by an independent third party?

The Compensation Committee’s independent consultant, Exequity, conducted a risk assessment of our 2013 incentive compensation programs. Their findings concluded that our incentive plans do not create risks that are likely to have a material adverse impact on the company. The committee concurs with these findings. Specific examples of safeguards and risk-mitigating features found in our executive incentive programs are listed below.

What risk-mitigation features are used in our compensation program?

Our long-term incentive awards include the following features:

•	Use a payout scale that begins at zero for threshold performance. In contrast, many of our peers pay 25 percent or 50 percent for threshold performance.

•	Avoid “cliffs” in the payout scale, avoiding the creation of pressure points that may encourage unintended results. An example of a cliff is a scale that pays 50 percent for threshold performance and zero for performance immediately below threshold.

•	Provide for a four-year performance period for our restricted stock unit grants instead of the three-year vesting period typically used by our peers. This time period mitigates the risk of pay-for-performance disconnects by aligning the vesting period with the typical development time frame for our major capital investment projects.

•	Use a market-based performance measure, relative total shareholder return, as the primary performance measure for our restricted stock unit grants. A secondary measure based on long-term earnings per share growth was added in 2014.
•	Measure our total shareholder return against the S&P 500 Index and the S&P 500 Utilities Index rather than against peer groups selected by the company. Using these indices ensures objectivity in the determination of our peer groups.

Our annual bonus plans include the following features:

•	Use a payout scale that begins at zero for threshold performance. In contrast, many of our peers pay 25 percent or 50 percent for threshold performance. Our payout scale is linear, ranging from zero at threshold to 200 percent at maximum.

•	Use a corporate financial performance measure that is based on the earnings reported in our financial statements, with certain pre-defined adjustments. These adjustments are limited and made only after thoughtful consideration by the committee.

•	Incorporate performance measures related to employee and public safety and customer satisfaction, in addition to the corporate financial performance measure.

•	Provide the committee with downward discretion over incentive plan payouts.

Pay Mix

What is “Pay Mix”?

Pay mix is the relative value of each of the primary compensation components as a percentage of total compensation. Figure 4 shows each component of our CEO’s total 2013 pay at target company performance.

Figure 4

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Why is pay mix important?

Our pay mix helps to align the interests of executives with the interests of shareholders. It does this by providing a much greater portion of pay through performance-based annual and long-term incentives rather than through base salary. This means that most pay is variable and will go up or down in value based on company performance. Approximately 84 percent of our CEO’s target total pay is delivered through performance-based incentives.

Actual pay mix may vary substantially from target pay mix. This may occur as a result of corporate and individual performance, which greatly affects annual bonuses and the value of long-term incentives.

Figure 5 shows the percent of total pay at company target performance that comes from each major pay component for each of our continuing named executive officers.

Figure 5

How does our pay mix compare to our peers?

Our pay mix places a higher weight on performance-based compensation than the average pay mix of our peers. As shown in the charts below, 84 percent of our CEO’s target compensation is performance-based, which is significantly higher than the average for CEOs of both our general industry and utilities peer groups.

CEO TOTAL TARGET COMPENSATION: FIXED VS. AT-RISK

Figure 6	Figure 7	Figure 8

Note:	Fixed compensation includes base salary and time-based long-term incentives other than stock options. At-risk compensation includes performance-based short-term and long-term incentives, including time-based stock options.

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1.	Base Salaries

What role do base salaries play in our compensation program?

Our executive compensation programs emphasize performance-based pay. This includes annual bonuses and equity-based long-term incentive awards. However, base salaries remain a necessary and typical part of compensation for attracting and retaining outstanding employees at all levels.

Salaries for our executive officers approximate the median of those for the general industry peer group. Using national general industry comparisons helps us attract and retain top-quality executive talent from a broad range of backgrounds.

How are base salaries determined for our named executive officers?

The Compensation Committee annually reviews base salaries for executive officers. The committee considers the following factors in its review:

•	Approximate mid-range of general industry peer group salary data

•	Individual contribution and performance

•	Labor market conditions

•	Company performance

•	Complexity and importance of roles and responsibilities

•	Succession planning

•	Retention needs

•	Reporting relationships

•	Internal equity

•	Experience

What adjustments to base salaries were made in 2013?

Ms. Reed received a salary increase of 3.0 percent. Mr. Householder and Ms. Rowland received increases of 5.0 percent and 3.5 percent, respectively. Messrs. Snell and Mihalik received increases of 2.0 percent.

2.	Performance-Based Annual Bonuses

How is our annual incentive compensation pool established?

Executive officers may receive performance-based annual bonuses under our shareholder-approved Executive Incentive Plan. Under the terms of the plan, a compensation pool based on operating earnings is established for each year. The plan is intended to preserve the deductibility of the bonuses under Section 162(m) of the Internal Revenue Code while providing flexibility to the Compensation Committee in administering the plan.

Please see “Executive Compensation — Compensation Tables — Grants of Plan-Based Awards” for additional details regarding the plan.

How are performance guidelines established?

Each year the Compensation Committee establishes guidelines for bonus payments. These guidelines are substantially lower than the shareholder-approved incentive plan maximums.

Consistent with our pay-for-performance philosophy, the guidelines do not provide for any bonus payment unless the company attains a threshold (minimum) performance level for the year. Bonus opportunities increase from zero for performance at the threshold level to 200 percent of target for performance at maximum.

In setting these guidelines, the committee seeks to use financial and operational performance measures that are linked to both our business strategy and shareholder interests.

Figures 9 and 10 show the 2013 bonus payout as a percentage of target payout for various levels of earnings and operational performance.

Figure 9	Figure 10

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What are the potential bonus opportunities for the named executive officers?

Potential bonus opportunities at threshold, target and maximum company performance are expressed as a percentage of each named executive officer’s base salary below.

BONUS POTENTIAL AS OF DECEMBER 31, 2013 AS A PERCENT OF BASE SALARY

	Threshold	Target	Maximum
Debra L. Reed	0%	110%	220%
Mark A. Snell	0%	85%	170%
Joseph A. Householder	0%	70%	140%
G. Joyce Rowland	0%	60%	120%
Trevor I. Mihalik (1)	0%	60%	120%
Javade Chaudhri	0%	65%	130%

Table 6

(1)	Mr. Mihalik’s bonus target increased from 50% to 60% upon his promotion to Senior Vice President on December 7, 2013. His bonus percentage and payout are prorated.

Target bonus opportunities for our named executive officers are, on average, in the second quartile (between the 25th and 50th percentiles) of the external market data for executives with comparable levels of responsibility at general industry peer group companies. Bonus payouts at our maximums are intended to fall within the third quartile (between the 50th and 75th percentile) of bonus payouts among these companies.

Because our 2013 performance was at 189 percent of target performance, our actual payments fell within the third quartile of the external market data.

What were the annual bonus performance goals for the named executive officers?

For 2013, the Compensation Committee selected earnings, employee and public safety and customer satisfaction for the measurement of annual corporate performance. The earnings performance measure was weighted at 85 percent and the safety and customer satisfaction measures were weighted at 10 percent and 5 percent, respectively.

For annual bonus plan purposes, “earnings” means Sempra Energy Net Income, excluding earnings attributable to non-controlling interests. Earnings for annual bonus plan purposes may be higher or lower than earnings reported in the company’s financial statements due to certain pre-established adjustments. These adjustments are described under the section titled “How was the 2013 earnings goal determined?”

Why were these performance measures used for the annual bonus plan?

The Compensation Committee selected earnings as the 2013 annual bonus financial performance measure because it believes this measure provides an accurate and comprehensive picture of annual company financial performance that plan participants, shareholders, analysts and other parties clearly understand.

The committee includes employee and public safety and customer satisfaction measures in the annual bonus plan because it believes that strong safety and customer satisfaction performance are critical to strong long-term financial performance.

The committee also may apply discretionary adjustments to annual bonus awards in consideration of the contributions of each named executive officer. None were made to the 2013 annual bonus awards paid to our named executive officers.

How was the 2013 earnings goal determined?

Table 7 shows the earnings criteria for 2013 bonuses:

2013 EARNINGS GOALS FOR BONUS PURPOSES

	Threshold	Target	Maximum
Sempra Energy Earnings (Dollars in Millions)	$854	$949	$1,044

Table 7

The Compensation Committee set 2013 bonus guidelines, with the target of $949 million in earnings, based on the company’s financial plan with certain adjustments for incentive plan purposes. The financial plan takes into account anticipated business unit earnings, planned purchases or sales of assets, major capital projects and other significant issues impacting the company’s earnings. The financial plan also is used to develop the company’s public earnings guidance.

Consistent with the approach taken in prior years, the committee also determined at the beginning of the year that the earnings calculation for bonus purposes would be adjusted as follows:

•	Exclude positive or negative impact of major changes in accounting rules that were unknown or unanticipated at the beginning of the plan year.

•	Include up to 10 percent of the impact of 2007 wildfire litigation.

•	Include up to 10 percent of the impact of any impairment of the San Onofre Nuclear Generating Station (SONGS) or any related earnings effect from purchased replacement power.

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•	Exclude the pro forma earnings impact of any acquisition or divestiture with a total value of $100 million to the extent the earnings impact of such acquisition or divestiture is not included in the Sempra Energy earnings target.
•	Include 10 percent of any gains or losses for the sale of assets or write-down of assets in connection with a sale. This is because the committee believes that the impact of asset sales should be measured primarily through stock price. Most of the impact would, then, be reflected in the long-term incentive plan.

What adjustments were applied to 2013 GAAP earnings for annual bonus plan purposes?

A reconciliation of GAAP earnings to earnings for annual bonus plan purposes is provided in Table 8.

2013 EARNINGS ADJUSTMENTS FOR BONUS PURPOSES

(Dollars in Millions)	Reconciliation
GAAP Earnings	$1,001
Pre-Defined Adjustments
Exclude 90 percent of SONGS-related charges	107
Exclude 90 percent of gains and losses for the sale of assets or write-down of assets in connection with a sale	(47)
Earnings for Annual Bonus Purposes	$1,061

Table 8

What was the overall performance score for the 2013 performance-based annual bonus plan?

Overall performance was at 189 percent of target performance. Details of the plan metrics and results are provided below:

	Weight	ICP Goals			Actual Performance
2013 Performance Measures		Minimum	Target	Maximum
Financial:
Sempra Energy Earnings (Dollars in Millions)	85%	$854	$949	$1,044	$1,061
Subtotal: Financial	85%
Safety:
Sempra International — Safety (Recordable Incident Rate) (A)	1.25%	1.95	1.77	1.59	1.75
Sempra International — Safety (Lost Time Accident Rate) (A)	1.25%	2.09	1.90	1.71	0.42
Sempra USG&P — Safety (OSHA Lost Time Incident Rate)	2.50%	1.00	0.90	0.80	0.18
SDG&E — Safety (OSHA Recordable Rate)	2.50%	2.50	2.25	2.15	2.31
SoCalGas — Safety (OSHA Recordable Injury Rate)	0.91%	4.64	4.14	3.36	3.52
SoCalGas — Pipeline Safety Program — Miles Completed or Verified	0.91%	30 Miles	45 Miles	60 Miles	116 Miles
SoCalGas — Distribution System Integrity — Hazardous Infrastructure Leak Rate	0.68%	3.81	3.59	3.48	3.46
Subtotal: Safety	10%
Customer Satisfaction:
SDG&E — JD Power CSI Score — Residential	0.625%	60%	50%	40%	42%
SDG&E — JD Power CSI Score — Business	0.625%	41%	36%	32%	27%
SDG&E — Customer Connections Survey Index	0.625%	52%	56%	60%	59%
SDG&E — Self-Service	0.625%	20%	23%	25%	25%
SoCalGas — JD Power CSI Score (Performance Quartile)	0.83%	3rd	2nd	1st	2nd
SoCalGas — Customer Experience Survey	0.67%	78.5%	79.8%	81.1%	79%
SoCalGas — Advanced Meter Module Installations	1.00%	800,000	900,000	1,000,000	1,127,389
Subtotal: Customer Satisfaction	5%
TOTAL	100%
Actual Performance as a Percent of Target					189%

Table 9

(A)	Although Sempra International’s safety performance was between target and maximum, there was no payout for these performance measures due to an employee fatality at our Peruvian utility.

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What bonuses did named executive officers receive under the 2013 performance-based annual bonus plan?

Based on overall performance and its consideration of the contributions of each named executive officer, the Compensation Committee approved the payment of the annual bonuses shown in Table 10.

BONUSES PAID TO NAMED EXECUTIVE OFFICERS FOR 2013 PERFORMANCE

	Base Salary at Year-End 2013	Bonus Target	Performance Score (3)	Bonus (4)
Debra L. Reed	$1,060,900	110%	189%	$2,210,000
Mark A. Snell	$734,400	85%	189%	$1,182,200
Joseph A. Householder	$594,300	70%	189%	$787,800
G. Joyce Rowland	$392,900	60%	189%	$446,500
Trevor I. Mihalik (1)	$331,500	51%	189%	$318,200
Javade Chaudhri (2)	$531,800	65%	189%	$489,700

Table 10

(1)	Mr. Mihalik’s bonus target increased from 50% to 60% upon his promotion to Senior Vice President on December 7, 2013. His prorated target bonus percentage is 50.68%.

(2)	Mr. Chaudhri’s bonus is prorated through September 30, 2013.

(3)	The actual performance score of 189.37% is rounded in Table 10.

(4)	Bonus amounts are rounded up to the nearest hundred.

3.	Long-Term Equity-Based Incentives

Long-term equity-based incentives are the largest single component of each named executive officer’s compensation package. (See Figure 5 for these percentages.)

We measure our performance over a four-year performance period. Competitive benchmarking suggests that a three-year performance period is the most common measurement period in the external market. However, the committee believes at this time that using a four-year performance period for our equity-based incentives promotes a long-term strategic focus and is consistent with the typical development time frame for our major capital investment projects.

What type of equity is granted?

In accordance with our pay-for-performance philosophy, the entire long-term incentive plan award for our CEO and named executive officers (other than Mr. Mihalik) is in the form of performance-based restricted stock units.

Although typical market practice is to grant a portion of long-term incentive awards as time-based equity, the Compensation Committee believes that linking 100 percent of the long-term incentive award to our relative total shareholder return and earnings per share growth creates the strongest alignment with shareholder interests.

Why is this type of equity used?

The Compensation Committee approved this equity award structure after considering many variables. These included alignment with shareholder interests, plan expense, share usage and market trends.

How does our equity award structure compare to our peers?

As shown in Figure 11, 100 percent of our CEO’s long-term incentive compensation is performance-based. In contrast, both our general industry and utilities peers grant a significant portion of long-term incentive awards in time-based restricted stock and stock options. In addition to the types of equity granted, our payout scale differs from our peers. The payout scales that many of our peers use for performance-based equity awards pay 25 percent to 50 percent for threshold performance. Our payout scale provides for zero payout at threshold.

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EXECUTIVE COMPENSATION

CEO EQUITY COMPENSATION

Figure 11	Figure 12	Figure 13

What is the process for determining and calculating individual equity award grants?

In making the annual grants, the committee:

•	Specifies a dollar value (based on a percentage of base salary) and other terms for each executive officer’s award.

•	Bases the number of shares underlying the awards granted each year on a dollar value, as opposed to a fixed number of shares. This approach allows maintenance of the pay mix described previously.

On the annual January grant date:

•	We calculate the precise number of shares to be granted to each executive officer.

•	We apply Monte Carlo valuation models previously authorized by the committee to determine the value of the portion of the grant that is tied to relative total shareholder return. We use the closing price for shares of our common stock on that date to make such calculations.

Equity awards also may be granted with the approval of the committee upon the hiring or promotion of executive officers or to award extraordinary performance.

What is the value of the equity grants?

The estimated grant date fair value of Ms. Reed’s award fell within the second quartile (between the 25th and 50th percentile) of the external market data. For other named executive officers, awards generally fell within the third quartile of the external market data.

Table 11 illustrates the grant date fair value of 2013 annual long-term incentive awards.

ESTIMATED GRANT DATE FAIR VALUES FOR 2013

	Performance-Based Restricted Stock Units
	Base Salary	Target Value	Total
Debra L. Reed	$1,060,900	420%	$4,455,780
Mark A. Snell	$734,400	300%	$2,203,200
Joseph A. Householder	$594,300	240%	$1,426,320
G. Joyce Rowland	$392,900	160%	$628,640
Trevor I. Mihalik	$331,500	120%	$397,800
Javade Chaudhri	$531,800	180%	$957,240

Table 11

The actual amounts realized by equity award recipients will depend on future stock price performance. These amounts will not necessarily track with the grant date value targets.

Why does the company grant performance-based restricted stock units?

The Compensation Committee sought a direct link to performance in comparison to indices and peers. To achieve this result, the committee uses performance-based restricted stock units based on relative total shareholder return as the primary award vehicle for our equity grants. Beginning in 2014, the committee added a second performance measure based on long-term earnings per share growth. This measure will further strengthen the link between pay and long-term earnings performance.

Performance-based restricted stock units can also deliver the same economic value with significantly fewer shares than stock options, and so result in lower dilution.

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What are the performance goals for restricted stock units?

The 2014 long-term incentive plan awards include two performance measures — relative total shareholder return and earnings per share growth. Eighty percent of the total target award value is linked to relative total shareholder return and 20 percent is linked to earnings per share growth. Prior to 2014, relative total shareholder return was the sole performance measure.

1.	Relative Total Shareholder Return

Each performance-based restricted stock unit represents the right to receive between zero and 1.5 shares of Sempra Energy common stock based on the company’s four-year cumulative total shareholder return compared to the S&P 500 Index and the S&P 500 Utilities Index as shown in Table 12.

If the company’s performance ranks at the 50th percentile or higher compared to the S&P 500 index, participants will receive a minimum of 1.0 share for each restricted stock unit. If our performance exceeds the 50th percentile compared to the S&P 500 Utilities Index, participants have the opportunity to earn up to 1.5 shares for each restricted stock unit.

The 2014 award includes a stretch performance goal that provides for a payout of 2.0 shares for each restricted stock unit if our performance exceeds the 90th percentile of the S&P 500 Utilities Index. The plan pays out performance-based dividend equivalents at the end of the performance period based on the number of shares earned.

FOUR-YEAR CUMULATIVE TOTAL SHAREHOLDER RETURN PERCENTILE RANKING

	Number of Shares of Sempra Energy Common Stock Received for Each Restricted Stock Unit
	Performance vs. S&P 500 Index*	Performance vs. S&P 500 Utilities Index
90th Percentile or Above [2014 award only]	Not used for upside potential	2.0
75th Percentile [Maximum for awards prior to 2014]	Not used for upside potential	1.5
50th Percentile	1.0	1.0
35th Percentile or Below	Not used for downside potential	0.0

Table 12

*	If the company ranks at or above the 50th percentile compared to the S&P 500 Index, participants will receive a minimum of 1.0 shares for each restricted stock unit.

Note: If performance falls between the tiers shown in Table 12, the payout is calculated using linear interpolation.

2.	Earnings Per Share Growth

The 2014 long-term incentive plan awards include a performance-based restricted stock unit award linked to earnings per share growth. The award measures the four-year compound annual growth rate of our earnings per share beginning on January 1, 2014 and ending on December 31, 2017. The payout scale below was developed based on Sempra Energy’s long-term earnings per share growth guidance as well as the December 31, 2013 analyst consensus long-term earnings per share growth estimates for the S&P 500 Utilities Index peer companies. The 3.3% threshold payout of zero represents the 25th percentile of the analyst consensus estimates. The target payout of 4.4% is based on the median consensus estimate. In order to achieve a maximum payout, earnings per share compound annual growth must exceed 8%, which is the top of our long-term earnings per share growth guidance.

EPS Compound Annual Growth Rate	Number of Shares of Sempra Energy Common Stock Received for Each Restricted Stock Unit
8.0% or higher	2.0
6.7%	1.5
4.4%	1.0
3.3%	0.0

Table 13

Note: If performance falls between the tiers shown in Table 13, the payout is calculated using linear interpolation.

For purposes of the long-term incentive award, earnings per share excludes:

•	Ninety percent of gains or losses related to asset sales and impairments

•	Ninety percent of the impact of wildfire litigation

•	Ninety percent of the impact of any impairment of SONGS and any related earnings effect from purchased replacement power

•	Reductions in GAAP earnings caused by other unusual or non-operating items as described in Section 13.2 of the 2013 Long-Term Incentive Plan. However, the committee may exercise negative discretion to include such items.

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What were the results for the 2010-2013 award cycle which vested on January 2, 2014?

Our relative total shareholder return from 2010 to 2013 met the 73rd percentile of the S&P 500 Utilities Index. Based on our performance ranking against the S&P 500 Utilities Index over the four-year performance period, the performance-based restricted stock units for the 2010-2013 long-term incentive award cycle vested at 145 percent of the target performance level (1.45 shares of common stock for each restricted stock unit) after the committee certified performance results.

Benefit Plans

Our executive officers also participate in other benefit programs including: (1) health, life insurance and disability plans; (2) retirement plans; (3) 401(k) savings and deferred compensation plans and (4) other benefit programs.

1.	Health, Life Insurance and Disability Plans

Our executive officers participate in life, disability, medical and dental insurance group plans that are available to virtually all employees. These are common benefits essential to attracting a high-quality workforce.

Do executives receive any benefits in addition to the basic group plans?

In addition to the basic group plans, our named executive officers, with the exception of Mr. Mihalik, participate in the following:

•	A medical insurance plan that provides up to $20,000 (the annual aggregate maximum) in additional coverage for medically necessary care for the officer or covered dependents. This plan was closed to new participants in 2012.

•	A life insurance plan providing additional life insurance death benefits (two times base salary and bonus for active employees and one times base salary and bonus for retired employees). This plan was closed to new participants in 2012.

•	A long-term disability plan providing additional protection upon disability (60 percent of base salary and average bonus) and restoring benefits otherwise capped under the company’s basic long-term disability plan.

2.	Retirement Plans

Our executive officers participate in our Cash Balance Plan and, with the exception of Mr. Mihalik, a Supplemental Executive Retirement Plan.

What is the Cash Balance Plan?

The Cash Balance Plan is a tax-qualified pension plan available to most company employees.

Why does the company offer a supplemental retirement plan?

The committee believes that retirement, savings and deferred compensation plans, in general, and the Supplemental Executive Retirement Plan, in particular, are important elements of an overall compensation package. This package is designed to recruit and retain executive talent, especially mid-career executives, and to retain longer-term executive participants.

How are benefits calculated?

Our Supplemental Executive Retirement Plan, or SERP, provides named executive officers with retirement benefits based on the executive’s:

•	final average pay [1]

•	actual years of service

•	age at retirement

SERP benefits are reduced by benefits payable under the broad-based Cash Balance Plan.

Both the Cash Balance Plan and the SERP use only base salary and annual incentive bonuses in calculating benefits. The value of long-term incentive awards is not included.

3.	401(k) Savings and Deferred Compensation Plans

Our executive officers, together with most other company employees, participate in our broad-based, tax-qualified 401(k) Savings Plan. Officers and certain other employees may also participate in a deferred compensation plan.

What is the 401(k) Savings Plan?

Employees may contribute a portion of their pay to a tax-qualified 401(k) savings plan. Contributions to the plan are invested on a tax-deferred basis.

The company matches one-half of the first six percent of the employee’s contributions. We also make an additional company contribution of up to one percent of base pay if we meet or exceed annual earnings targets. The Internal Revenue Code limits the amount of compensation eligible for deferral under tax-qualified plans.

What is the deferred compensation plan?

Our executive officers and other key management employees also may defer up to 85 percent of their base salary and bonus under a nonqualified deferred compensation plan, the Employee and Director Savings Plan.

Participants can direct these deferrals into:

•	Funds that mirror the investments available under our 401(k) Savings Plan, including a Sempra Energy phantom stock account, and

•	A fund providing interest at the greater of 110 percent of the Moody’s Corporate Bond Yield or Moody’s plus 1 percent.

The Internal Revenue Code places annual limits on the amounts that employees and employers can defer into a 401(k) plan. Because of these limits, the company makes matching contributions for deferred compensation plan participants through the deferred compensation plan. These contributions are identical to the matching contributions made for other employees under the 401(k) savings plan.

All employee contributions, matching company contributions and investment earnings in both the 401(k) savings plan and deferred compensation plan vest immediately.

[1]	Final average pay is the average of the two highest years of base salary plus the average of the three highest annual bonuses prior to retirement.

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4.	Other Benefit Programs

We provide certain other typical benefits to our executive officers. The Compensation Committee reviews the level and types of these benefits each year. The committee believes that these benefits are reasonable and important in attracting and retaining executive talent.

These benefits include financial planning services and excess personal liability insurance. Our Chief Executive Officer has an executive security specialist for personal and business driving in the context of an overall security plan. None of these benefits includes a tax gross-up provision.

Severance and Change in Control Arrangements

Our executive officers have severance pay agreements that include change in control features. The agreements do not contain excise tax gross-up provisions. None of our officers has an employment agreement.

Why does the company provide severance agreements?

The Compensation Committee believes that severance agreements, which are a prevalent market practice, are effective in:

•	attracting executives who are leaving an existing employer

•	mitigating legal issues upon a separation of employment

•	retaining talent during uncertain times

By mitigating the effect of potential job loss, severance agreements reinforce management continuity, objectivity and focus on shareholder value. This is particularly critical in actual or potential change in control situations.

What benefits do severance agreements provide?

The severance agreements provide for cash payments and the continuation of certain other benefits for a limited period when:

•	the company terminates an executive’s employment for reasons other than cause; or

•	when the executive resigns for “good reason.”

What does resignation for “Good Reason” mean?

A resignation for “good reason” may occur if there is an adverse change in scope of duties or in compensation and benefit opportunities or, following a change in control, changes in employment location.

These provisions provide safeguards against arbitrary actions that effectively force an executive to resign. In order to receive some of the benefits in the agreement, the executive must comply with contractual confidentiality, non-solicitation and non-disparagement obligations.

Do the CEO’s and other named executive officers’ agreements provide for a tax gross-up to offset any taxes incurred by the executive as a result of the severance payment?

None of the named executive officers’ agreements contain a tax gross-up provision.

Do agreements for other officers provide for a tax gross-up to offset any taxes incurred by the executive as a result of the severance payment?

Agreements for other officers do not contain a tax gross-up provision.

What happens to outstanding equity awards upon a change in control?

The 2013 long-term incentive plan contains a double trigger change in control provision. Awards do not automatically vest upon a change in control. Rather, vesting is only accelerated upon a termination of employment that meets certain conditions following a change in control.

Some outstanding awards were granted under our 2008 shareholder-approved long-term incentive plan. Under the 2008 plan, upon a change in control of the company all previously granted stock options vest and become immediately exercisable. All performance and time restrictions lift for outstanding restricted stock and restricted stock unit grants. For performance-based restricted stock unit awards granted in 2009 through May 2013, the number of shares earned is determined based on performance through the date of the change in control (or based on target performance if the change in control occurs less than two years after the grant date).

Evaluating and Compensating the Chief Executive Officer

The Compensation Committee annually reviews and approves corporate goals and objectives relevant to the compensation of our Chief Executive Officer. These goals are based primarily upon objective criteria, including:

•	business performance

•	accomplishment of strategic and financial objectives

•	development of management

•	other matters relevant to the short-term and long-term success of the company and the creation of shareholder value

How does the board evaluate the CEO’s performance?

All independent directors provide input for the CEO’s performance evaluation. The committee leads the process and reviews the results with the independent directors.

The chair of the committee discusses the board’s evaluation with the CEO. Based upon this evaluation, the committee determines the CEO’s final compensation level after considering all of the objectively determined criteria. This includes base salary and awards under annual and long-term incentive plans.

In determining the long-term component of our CEO’s compensation, the committee considers the company’s performance and relative shareholder return, the value of incentive awards to chief executive officers at comparable companies, and the awards granted in past years.

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What were the CEO’s 2013 goals?

Our CEO, Debra L. Reed, met or exceeded her 2013 objectives, which included:

CEO Goals	Status
Achieve our 2013 earnings guidance.	Met.
Complete Initial Public Offering of IEnova (formerly Sempra Mexico).	Completed, with a 53% increase in IEnova’s stock price from the IPO date through December 31, 2013.
Pursue liquefaction opportunities for the Cameron LNG facility	Joint venture and tolling agreements signed with three partners. Notice of environmental review received from the Federal Energy Regulatory Commission.
Continue to grow international infrastructure.	Joint venture with Pemex awarded construction contract for Los Ramones 1.
Reduce exposure to merchant generation and diversify renewables portfolio.	Completed sale of block 1 of Mesquite Power. Formed 50/50 joint ventures for Mesquite Solar 1 and Copper Mountain Solar 2.
Continue to implement the Pipeline Safety Enhancement Project.	On track.
Continue deployment of advanced metering at SoCalGas.	On track. Over 1.1 million meters installed.

Table 13

Share Ownership Requirements

Our Board of Directors has established share ownership requirements for officers to further strengthen the link between company executive and shareholder interests.

The requirements set minimum levels of share ownership that our officers are encouraged to achieve and maintain.

For officers, the requirements are:

Executive Level	Share Ownership Requirements
Chief Executive Officer	6x base salary
President	3x base salary
Executive Vice Presidents and Business Unit Chief Executive Officers	3x base salary
Senior Vice Presidents	2x base salary
Vice Presidents	1x base salary

Table 14

Based on Exequity’s review of competitive benchmark data, our stock ownership requirements are higher than prevalent market practices.

For purposes of the requirements, we include shares owned directly or through benefit plans. We also count deferred compensation that executives invest in phantom shares of our common stock and the vested portion of certain in-the-money stock options.

We expect officers to meet these requirements within five years of hire or any officer level promotion. All officers are in compliance with the requirements.

The company maintains an anti-hedging policy, which prohibits employees and directors from trading in puts, calls, options or other future rights to purchase or sell shares of company common stock. Officers and directors are also prohibited from pledging shares of company common stock.

Impact of Regulatory Requirements

Tax Deductibility of Pay

Section 162(m) of the Internal Revenue Code places a limit of $1 million on the annual amount of compensation (other than compensation that qualifies as “qualified performance-based compensation”) that publicly held companies may deduct for federal income tax purposes for each of certain executive officers.

The Compensation Committee believes that tax deductibility is one important factor in evaluating a compensation program. We generally design and administer our performance-based incentive plans in a manner intended to maintain tax deductibility. This includes obtaining shareholder approval of the plans.

Approximately 84 percent of our CEO’s total target compensation is delivered through performance-based short-term and long-term incentives. These performance-based incentives are intended to be “qualified performance-based compensation” that the company may deduct for federal income tax purposes.

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However, providing salary levels and other compensation that is not fully tax deductible may be required by competitive or other circumstances and in the best interests of our shareholders. Accordingly, the committee may continue to exercise discretion to provide compensation that may not be fully tax deductible by the company.

Other Tax, Accounting and Regulatory Considerations

Many other Internal Revenue Code provisions, Securities and Exchange Commission regulations and accounting rules affect the delivery of executive pay. They are taken into consideration to create and maintain plans that are effective and comply with these requirements.

Conclusion

Our salaries generally approximate the median of the external market data. Our performance-based incentive programs provide upside opportunity (within the third quartile of the market data) for outstanding performance.

We have structured our executive compensation programs to provide competitive pay opportunities (levels found in the marketplace), and to reward outstanding individual and corporate performance. Our performance-based compensation is strongly aligned with the interests of shareholders.

We will continue to monitor our pay programs for alignment with performance, shareholder interests and competitive labor markets. We will continue to offer the programs necessary to attract, retain, and motivate top executive talent.

Compensation Committee Report

The Compensation Committee of Sempra Energy’s Board of Directors has reviewed and discussed with management of the company the Compensation Discussion and Analysis included in this proxy statement and, based upon that review and discussion, recommended to the board that it be so included.

Compensation Committee

William C. Rusnack, Chair

Alan L. Boeckmann

William G. Ouchi

William P. Rutledge

Luis M. Téllez

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Compensation Tables

Summary Compensation Table

In the table below, we summarize the compensation for the past three years for our named executive officers.

			Stock Awards (B)	Non-Equity Incentive Plan Compensation	Change in Pension Value and Non- Qualified Deferred Compensation Earnings (C)
	Year	Salary	Restricted stock and restricted stock units	Performance- based annual cash bonus	Pension accruals and above-market interest on non- qualified deferred compensation	All Other Compen- sation (D)	Total
Debra L. Reed Chairman and Chief Executive Officer	2013	$1,060,900	$4,456,187	$2,210,000	$1,915,921	$149,280	$9,792,288
	2012	$1,030,000	$4,120,900	$1,419,900	$5,507,641	$125,461	$12,203,902
	2011	$811,907	$3,715.138	$1,445,700	$2,104,001	$102,932	$8,179,678
Mark A. Snell President	2013	$734,400	$2,203,407	$1,182,200	$107,852	$104,072	$4,331,931
	2012	$720,000	$2,160,900	$787,400	$2,452,101	$113,213	$6,233,614
	2011	$639,302	$2,795,159	$1,044,300	$1,198,633	$98,192	$5,775,586
Joseph A. Householder Executive Vice President and Chief Financial Officer	2013	$594,300	$1,426,646	$787,800	$419,451	$72,197	$3,300,394
	2012	$566,000	$1,362,200	$541,600	$1,709,691	$73,453	$4,252,944
	2011	$480,819	$1,558,265	$605,500	$861,398	$67,711	$3,573,693
G. Joyce Rowland Senior Vice President of Human Resources, Diversity and Inclusion	2013	$392,900	$628,643	$446,500	$22,106	$66,950	$1,557,099
	2012	$379,600	$607,600	$259,500	$1,110,765	$70,290	$2,427,755
	2011	$365,000	$585,753	$365,000	$683,547	$66,473	$2,065,773
Trevor I. Mihalik	2013	$331,500	$398,142	$318,200	$41,144	$19,453	$1,108,439
Senior Vice President, Controller, and Chief Accounting Officer
Javade Chaudhri (A) Former Executive Vice President and General Counsel	2013	$398,850	$957,604	$489,700	$1,081,021	$2,424,546	$5,351,721
	2012	$531,800	$1,146,600	$472,500	$1,673,701	$96,716	$3,921,317
	2011	$531,800	$1,146,222	$691,400	$1,141,901	$91,152	$3,602,475

(A)	Mr. Chaudhri retired on September 30, 2013.

(B)	Grant date fair value of stock awards granted during the year. These amounts reflect our grant date estimate of the aggregate compensation expense that we will recognize over the service period of the award. They are calculated in accordance with GAAP for financial reporting purposes based on the assumptions described in Note 8 of the Notes to Consolidated Financial Statements included in our Annual Report to Shareholders but disregarding estimates of forfeitures related to service-based vesting conditions.

Stock awards consist of performance-based restricted stock and restricted stock units, and for Mr. Mihalik, service-based restricted stock units. A Monte Carlo valuation model is used to reflect the probable outcome of performance conditions and calculate grant date fair value.

The value actually realized by executives from stock awards will depend upon the extent to which performance and service-based vesting conditions are satisfied and the market value of the shares subject to the award.

For additional information regarding stock awards, please see the discussions under “Grants of Plan-Based Awards” and “Outstanding Equity Awards at Year-End.”

(C)	Represents (i) the aggregate change in the actuarial present value of accumulated benefits under pension plans at year-end over the prior year-end and (ii) above-market interest (interest in excess of 120% of the federal long-term rate) on compensation deferred on a basis that is not tax-qualified. The 2013 amounts are:

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EXECUTIVE COMPENSATION

2013 CHANGE IN PENSION VALUE AND ABOVE-MARKET INTEREST

	Change in Accumulated Benefits	Above-Market Interest	Total
Debra L. Reed	$1,849,542	$66,379	$1,915,921
Mark A. Snell	$87,737	$20,115	$107,852
Joseph A. Householder	$404,000	$15,451	$419,451
G. Joyce Rowland	$-	$22,106	$22,106
Trevor I. Mihalik	$40,143	$1,001	$41,144
Javade Chaudhri	$1,062,881	$18,140	$1,081,021

For additional information regarding pension benefits and deferred compensation, please see the discussions under “Pension Benefits” and “Nonqualified Deferred Compensation.”

(D)	All Other Compensation amounts for 2013 are:

2013 ALL OTHER COMPENSATION

	Company 401(k) and Related Plan Contributions	Insurance Premiums	Other	Total
Debra L. Reed	$81,300	$19,451	$48,529	$149,280
Mark A. Snell	$49,621	$19,451	$35,000	$104,072
Joseph A. Householder	$37,848	$19,648	$14,701	$72,197
G. Joyce Rowland	$22,104	$19,846	$25,000	$66,950
Trevor I. Mihalik	$5,553	$1,475	$12,425	$19,453
Javade Chaudhri	$29,458	$18,491	$2,376,597	$2,424,546

Amounts shown in the “Other” column consist of our contributions to charitable, educational and other non-profit organizations to match the personal contributions of executive officers on a dollar-for-dollar basis; financial and estate planning services and the incremental cost to us (the hourly rate of drivers plus fuel, vehicle maintenance and depreciation expense) of commuting and other personal use of company cars and drivers. They do not include parking at company offices and the occasional personal use by executive officers of company property and services (including club memberships and entertainment events which would not otherwise be used for the business purposes for which they were obtained) for which we incur no more than nominal incremental cost or for which we are reimbursed by the executive for the incremental cost of personal use. The amount shown in the “Other” column for Mr. Chaudhri includes severance benefits of $2,341,597.

SEMPRA ENERGY - 2014 Proxy Statement    49

EXECUTIVE COMPENSATION

Grants of Plan-Based Awards

Our executive officers participate in shareholder-approved incentive compensation plans that are designed to encourage high levels of performance on both a short-term and a long-term basis. Shorter-term incentives, typically annual performance-based cash bonuses, are provided under our Executive Incentive Plan. Longer-term incentives, typically performance-based restricted stock and restricted stock units, are provided under our Long-Term Incentive Plan.

We summarize below our 2013 grants of plan-based awards for our executive officers named in the Summary Compensation Table.

2013 GRANTS OF PLAN-BASED AWARDS

	Grant Date (A)	Authorization Date (A)	Estimated Possible Payouts Under Non-Equity Incentive Plan Awards (Performance-Based Annual Bonus) (B)			Estimated Future Payouts Under Equity Incentive Plan Awards (Number of Shares) (C)			Grant Date Fair Value of Stock Awards (D)
			Threshold	Target	Maximum	Threshold	Target	Maximum
Debra L. Reed
Restricted Stock Units	1/02/13	12/13/12				-	77,620	116,430	$4,456,187
Annual Bonus			$-	$1,167,000	$2,334,000
Mark A. Snell
Restricted Stock Units	1/02/13	12/13/12				-	38,380	57,570	$2,203,407
Annual Bonus			$-	$624,300	$1,248,600
Joseph A. Householder
Restricted Stock Units	1/02/13	12/13/12				-	24,850	37,275	$1,426,646
Annual Bonus			$-	$416,100	$832,200
G. Joyce Rowland
Restricted Stock Units	1/02/13	12/13/12				-	10,950	16,425	$628,643
Annual Bonus			$-	$235,800	$471,600
Trevor I. Mihalik
Restricted Stock Units						-
Performance-based	1/02/13	12/13/12				-	5,200	7,800	$298,534
Service-based	1/02/13	12/13/12				-	1,380	1,380	$99,608
Annual Bonus			$-	$168,100	$336,200
Javade Chaudhri
Restricted Stock Units	1/02/13	12/13/12				-	16,680	25,020	$957,604
Annual Bonus			$-	$345,700	$691,400

(A)	Grant and authorization dates are applicable to equity incentive awards, which consist of performance-based, and for Mr. Mihalik, service-based, restricted stock units. The Compensation Committee authorizes these awards as part of annual compensation planning that is typically completed in December with salary adjustments becoming effective on January 1 and awards granted on the first trading day of January. The committee specifies a dollar value and other terms for the awards to be granted to each executive officer. On the January grant date, the precise number of shares to be granted to each executive officer is calculated by applying valuation models previously authorized by the committee and the closing price for shares of our common stock on that date. Awards also may be granted at other times upon the hiring or promotion of executive officers or for extraordinary performance.

(B)	Non-equity incentive plan awards consist of annual bonuses payable under our Executive Incentive Plan from a performance pool equal to 1.5 percent of operating income for the year with maximum bonuses not to exceed 30 percent of the performance pool for the Chief Executive Officer and 17.5 percent of the performance pool for each other plan participant. Amounts reported in the table represent estimates at the beginning of 2013 of bonuses expected to be paid under earnings and operational performance guidelines established by the Compensation Committee. These guidelines anticipate that the committee will apply downward discretion as permitted by the plan to reduce bonuses paid from plan maximums to the lower amounts contemplated by the guidelines. Extraordinary corporate or individual performance may result in the payment of bonuses that exceed those contemplated by the guidelines to the extent the amounts paid are consistent with performance pool limitations.

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EXECUTIVE COMPENSATION

Bonus guidelines for 2013 were based on an adjusted earnings target of $949 million and operational measures of employee and public safety and customer satisfaction. For information concerning the pre-established adjustments to earnings for incentive plan purposes, please refer to the section of the Compensation Discussion and Analysis titled “How was the 2013 earnings goal determined?” No bonuses were payable for earnings of less than $854 million and maximum bonuses were payable for earnings of $1.044 billion. Bonuses for targeted earnings performance of $949 million were set at levels ranging from 110 percent of base salary for the Chairman and Chief Executive Officer to 50 percent of base salary for the Senior Vice President, Controller and Chief Accounting Officer (60 percent upon December 7, 2013 promotion) with maximum bonuses ranging from 220 percent to 100 percent of base salary, respectively. Ms. Reed’s bonus target was 110 percent with a maximum payout potential of 220 percent. Mr. Chaudhri’s bonus was prorated to reflect his September 30, 2013 retirement. Earnings for the year for bonus purposes were $1,061 million. Accordingly, in February 2014, the Compensation Committee authorized the payment of bonuses to the executive officers in the amounts reported in the Summary Compensation Table as non-equity incentive plan compensation earned in 2013.

(C)	Equity incentive plan awards consist of performance-based, and for Mr. Mihalik, service-based, restricted stock units. During the performance period, dividends paid or that would have been paid on the shares subject to the award are reinvested or deemed reinvested to purchase additional shares, at their fair market value, which become subject to the same forfeiture and performance vesting conditions as the shares to which the dividends relate. Due to the inability to forecast stock prices at which future dividends would be reinvested, the amounts shown in the table do not include such dividends.

If the performance criteria are not satisfied or the executive’s employment is terminated during the performance period other than by death or certain other events that may be specified in the award agreement or the executive’s severance pay agreement, the award is forfeited subject to earlier vesting upon a change in control of the company or various events specified in the executive’s severance pay agreement.

Shares subject to the performance-based restricted stock units granted in 2013 will vest or be forfeited at the beginning of 2017 based upon our total return to shareholders. The target number of shares will vest if we have achieved a cumulative total return to shareholders for a four-year performance period that places us among the top 50 percent of the companies in the S&P 500 Utilities Index or the S&P 500 Index with additional shares vesting ratably for performance above the 50th percentile of the S&P 500 Utilities Index to the maximum number (150 percent of the target number) for performance at or above the 75th percentile of that index. If our performance does not place us among the top 50 percent of the companies in the S&P 500 Utilities Index or the S&P 500 Index, shares will vest for performance above the 35th percentile of the S&P 500 Utilities Index declining from the target number of shares at the 50th percentile to zero at the 35th percentile.

Each executive officer holding restricted stock units may elect for us to withhold a sufficient number of vesting units to pay the minimum amount of withholding taxes that becomes payable upon satisfaction of the performance conditions.

(D)	These amounts reflect our grant date estimate of the aggregate compensation expense that we will recognize over the service period of the award. They are calculated in accordance with GAAP for financial reporting purposes based on the assumptions described in Note 8 of the Notes to Consolidated Financial Statements included in our Annual Report to Shareholders but disregarding estimates of forfeitures related to service-based vesting conditions. A Monte Carlo valuation model is used to reflect the probable outcome of performance conditions and calculate the grant date fair value of performance-based restricted stock unit awards. The value actually realized by executives from stock awards will depend upon the extent to which performance and service-based vesting conditions are satisfied and the market value of the shares subject to the award.

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EXECUTIVE COMPENSATION

Outstanding Equity Awards at Year-End

We summarize below our grants of equity awards that were outstanding at December 31, 2013 for our executive officers named in the Summary Compensation Table. These grants consist solely of stock options and restricted stock units.

		Option Awards (Service-Based Stock Options) (A)					Performance-Based Restricted Stock Units (B)			Service-Based Restricted Stock Units
		Number of Shares Underlying Unexercised Options					Number of Unearned/ Unvested Shares (C)		Market Value of Unearned/ Unvested Shares	Number of Unearned/ Unvested Shares (C)	Market Value of Unearned/ Unvested Shares
	Grant Date	Exercisable	Unexer- cisable	Exercise Price		Expiration Date
Debra L. Reed	01/02/13	-	-				119,866		$10,759,160
	01/03/12	-	-				134,528		12,075,247
	06/27/11	-	-				72,355		6,494,612
	01/03/11	-	-				67,468		6,055,907
	02/11/10	7,425	2,475	$49.77		02/10/20	22,970		2,061,776
	01/04/10	13,050	4,350	$55.90		01/03/20	31,666	(E)	2,842,306
	01/02/09	23,000	-	$43.75		01/01/19	-		-
	01/02/08	18,000	-	$61.41		01/01/18	-		-
	01/03/07	18,300	-	$56.77		01/02/17	-		-
	01/03/06	19,000	-	$46.14		01/02/16	-		-
		98,775	6,825	$52.01	(D)		448,853		$40,289,008
Mark A. Snell	01/02/13	-	-				59,269		$5,319,976
	01/03/12	-	-				70,543		6,331,967
	09/13/11	-	-				40,060		3,595,761
	01/03/11	-	-				67,468		6,055,907
	01/04/10	20,325	6,775	$55.90		01/03/20	49,221	(E)	4,418,092
	01/02/09	35,800	-	$43.75		01/01/19	-		-
	01/02/08	27,900	-	$61.41		01/01/18	-		-
		84,025	6,775	$52.80	(D)		286,561		$25,721,703
Joseph A. Householder	01/02/13	-	-				38,375		$3,444,539
	01/03/12	-	-				44,469		3,991,580
	09/13/11	-	-				30,601		2,746,726
	01/03/11	-	-				28,844		2,589,012
	01/04/10	8,700	2,900	$55.90		01/03/20	21,001	(E)	1,885,053
	01/02/09	15,300	-	$43.75		01/01/19	-		-
	01/02/08	12,000	-	$61.41		01/01/18	-		-
	01/03/07	12,200	-	$56.77		01/02/17	-		-
		48,200	2,900	$53.76	(D)		163,290		$14,656,910
G. Joyce Rowland	01/02/13	-	-				16,910		$1,517,815
	01/03/12	-	-				19,835		1,780,417
	01/03/11	-	-				23,042		2,068,234
	01/04/10	6,975	2,325	$55.90		01/03/20	16,899	(E)	1,516,878
	01/02/08	9,600	-	$61.41		01/01/18	-		-
		16,575	2,325	$58.70	(D)		76,686		$6,883,344
Trevor I. Mihalik	01/02/13	-	-				8,030		$720,789	1,421	$127,524
	07/16/12	-	-				8,139		730,526	1,533	137,617
		-	-				16,169		$1,451,315	2,954	$265,141

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EXECUTIVE COMPENSATION

		Option Awards (Service-Based Stock Options) (A)					Performance-Based Restricted Stock Units (B)			Service-Based Restricted Stock Units
		Number of Shares Underlying Unexercised Options					Number of Unearned/ Unvested Shares (C)		Market Value of Unearned/ Unvested Shares	Number of Unearned/ Unvested Shares (C)	Market Value of Unearned/ Unvested Shares
	Grant Date	Exercisable	Unexer- cisable	Exercise Price		Expiration Date
Javade Chaudhri	01/02/13	-	-				25,758		$2,312,069
	01/03/12	-	-				37,431		3,359,819
	01/03/11	-	-				45,089		4,047,191
	01/04/10	-	4,525	$55.90		01/03/20	32,814	(E)	2,945,395
		-	4,525	$55.90	(D)		141,092		$12,664,474

(A)	Stock options become exercisable as to one-quarter of the shares originally subject to the option grant on each of the first four anniversaries of the grant date, with immediate exercisability upon a change in control of the company or various events specified in the executive’s severance pay agreement. They remain exercisable until they expire ten years from the date of grant subject to earlier expiration following termination of employment. If an executive’s employment is terminated after the executive has attained age 55 and completed five years of continuous service, the executive’s stock options expire three years (five years if the executive has attained age 62) after the termination of employment. If an executive’s employment is terminated by death or disability prior to attaining age 55, the executive’s stock options expire twelve months after the termination of employment and are exercisable only as to the number of shares for which they were exercisable at the date of employment termination. If an executive’s employment is otherwise terminated, the executive’s stock options expire 90 days after the termination of employment and are exercisable only as to the number of shares for which they were exercisable at the date of employment termination.

(B)	Performance-based restricted stock units will vest or will be forfeited in whole or in part at the end of a four-year performance period based upon our total return to shareholders compared to market and peer group indexes and subject to earlier vesting upon a change in control of the company or various events specified in the award agreement or the executive’s severance pay agreement. If an executive’s employment is terminated after the executive has attained age 55 and completed five years of service, and the termination occurs after one year of the applicable performance period has been completed, the executive’s award is not forfeited as a result of the termination of employment but continues to be subject to forfeiture based upon the extent to which the related performance goals have been satisfied at the end of the applicable four-year performance period. If an executive’s employment is otherwise terminated before the end of the applicable performance period, the executive’s award is forfeited.

We have reported the number and market value of shares subject to the awards (together with reinvested dividends and dividend equivalents) that would have vested at December 31, 2013 had the applicable performance period ended at that date. As of December 31, 2013, the performance as a percentage of target was: 150% for the January 2, 2013, July 16, 2012, January 3, 2012, September 13, 2011, June 27, 2011, and January 3, 2011 awards; and 145% for the February 11, 2010 and January 4, 2010 awards. The number of shares that ultimately vest will depend upon the extent to which the performance measures have been satisfied at the actual end of the applicable performance period, and may be fewer or greater than the number reported in the table.

(C)	Includes shares purchased and deemed purchased with reinvested dividends and dividend equivalents that become subject to the same forfeiture conditions as the shares to which the dividends relate.

(D)	Weighted average exercise price of all exercisable and unexercisable option shares. The weighted average exercise prices of exercisable option shares and unexercisable option shares are, respectively, $51.90 and $53.68 for Ms. Reed; $52.55 and $55.90 for Mr. Snell; $53.64 and $55.90 for Mr. Householder; $59.09 and $55.90 for Ms. Rowland; and $0 and $55.90 for Mr. Chaudhri.

(E)	These units vested on January 2, 2014. The value realized upon the January 2, 2014 vesting of these shares, which is calculated using the closing price of Sempra Energy common stock on the vesting date, is set forth in Note C to “Option Exercises and Stock Vested.”

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EXECUTIVE COMPENSATION

Option Exercises and Stock Vested

We summarize below the stock options that were exercised and restricted stock that vested during 2013 for our executive officers named in the Summary Compensation Table.

	Option Awards		Stock Awards
	Number of Shares Acquired on Exercise	Value Realized on Exercise (A)	Number of Shares Acquired on Vesting	Value Realized on Vesting (B)(C)
Debra L. Reed	18,600	$903,960	40,598	$2,930,389
Mark A. Snell	-	$-	63,021	$4,548,846
Joseph A. Householder	-	$-	27,009	$1,949,506
G. Joyce Rowland	33,200	$1,221,799	21,573	$1,557,152
Trevor I. Mihalik	-	$-	-	$-
Javade Chaudhri	57,650	$1,286,278	42,127	$3,040,738

(A)	Difference between the market value of option shares on the exercise date and the option exercise price.

(B)	Market value of vesting stock (including reinvested dividends) at the vesting date.

(C)	The amounts shown in the table above relate to the 2009-2012 restricted stock unit award, which vested at 150 percent on January 2, 2013. The 2010-2013 restricted stock unit award vested on January 2, 2014 and is not reflected in the table above. The number of units vested and their market value at the vesting date, respectively, were 54,786 units (31,753 for the 1/2/10 award and 23,033 for the February 11, 2010 award) and $4,845,293 ($2,808,233 for the January 2, 2010 award and $2,037,060 for the February 11, 2010 award) for Ms. Reed; 49,357 units and $4,365,129 for Mr. Snell; 21,059 units and $1,862,455 for Mr. Householder; 16,946 units and $1,498,694 for Ms. Rowland; 0 units and $0 for Mr. Mihalik; and 32,905 units and $2,910,086 for Mr. Chaudhri.

Pension Benefits

Our executive officers participate, along with most other employees, in our Cash Balance Plan, a broad-based tax-qualified retirement plan. Under the plan, we annually credit to a notional account for each participant an amount equal to 7.5 percent of the participant’s salary and bonus. Account balances earn interest and are fully vested after three years of service.

In addition to the Cash Balance Plan, our executive officers (with the exception of Mr. Mihalik) participate in a Supplemental Executive Retirement Plan. Under the plan, benefits are calculated using a defined benefit formula based on final average earnings (average base salary for the 24 consecutive months of highest base salary prior to retirement plus the average of the three highest annual bonuses during the ten years prior to retirement), years of service and age at retirement of the executive officer and the officer’s spouse.

Benefits under the defined benefit formula begin to vest after five years of service and attainment of age 55, with full vesting when age plus years of service total 70 or the executive attains age 60. Upon normal retirement at age 62, the annual benefit (as a percentage of final average earnings) in the form of a 50 percent joint and survivor annuity is 20 percent after five years of service, 40 percent after ten years of service, 50 percent after 15 years of service, 60 percent after 20 years of service, 62.5 percent after 30 years of service, and 65 percent after 40 years of service. Reduced benefits based on age and years of service are provided for retirement as early as age 55 and the completion of five years of service.

Supplemental Executive Retirement Plan participants with at least three years of service who do not meet the minimum vesting criteria under the defined benefit formula (five years of service and attainment of age 55) are entitled to a benefit equal to the benefit that would have been received under the tax-qualified Cash Balance Plan but for Internal Revenue Code limitations on pay and benefits under tax-qualified plans.

Benefits payable under the Supplemental Executive Retirement Plan are reduced by benefits payable under the Cash Balance Plan.

Retiring employees may elect to receive the retirement date present value of their vested accumulated retirement benefits in a single lump sum payment. Alternatively, they may elect an annuity that provides the actuarial equivalent of the lump sum benefit.

Mr. Mihalik is a participant in the Cash Balance Plan and the Cash Balance Restoration Plan. The Cash Balance Restoration Plan restores benefits that would have been payable under the Cash Balance Plan but for Internal Revenue Code limitations on tax-qualified plans.

We summarize below the present value of accumulated benefits under our various retirement plans at December 31, 2013 for our executive officers named in the Summary Compensation Table.

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EXECUTIVE COMPENSATION

PENSION BENEFITS AT YEAR-END

	Plan	Years of Credited Service	Present Value of Accumulated Benefit (A)(B)
Debra L. Reed	Cash Balance Plan	36	$1,211,273
	Supplemental Executive Retirement Plan	36	14,783,652
	Total		$15,994,925
Mark A. Snell	Cash Balance Plan	13	$249,976
	Supplemental Executive Retirement Plan	13	8,313,703
	Total		$8,563,679
Joseph A. Householder	Cash Balance Plan	12	$272,349
	Supplemental Executive Retirement Plan	12	5,852,458
	Total		$6,124,807
G. Joyce Rowland	Cash Balance Plan	33	$1,198,488
	Supplemental Executive Retirement Plan	33	4,542,275
	Total		$5,740,763
Trevor I. Mihalik	Cash Balance Plan	1	$28,448
	Cash Balance Restoration Plan	1	20,996
	Total		$49,444
Javade Chaudhri	Cash Balance Plan	10	$224,061
	Supplemental Executive Retirement Plan	10	7,530,016
	Total		$7,754,077

(A)	Based upon the assumptions used for financial reporting purposes set forth in Note 7 of the Notes to Consolidated Financial Statements contained in our Annual Report to Shareholders, except retirement age has been assumed to be the earliest time at which the executive could retire under each of the plans without any benefit reduction due to age.

Amounts shown for the Cash Balance Plan are based on the greater of the amounts payable under the plan or the sum of the present value of the accumulated benefit payable under a frozen predecessor plan plus future cash balance accruals. The amount shown for the Supplemental Executive Retirement Plan is the present value of the incremental benefit over that provided by the Cash Balance Plan.

(B)	All of the named executive officers except Mr. Mihalik are eligible for early retirement benefits. At year-end 2013, Ms. Reed and Mr. Snell were age 57, Mr. Householder was age 58 and Ms. Rowland was age 59. Had they retired at December 31, 2013 and received their benefits under the plans as a lump sum, their early retirement benefits would have been $19,071,990 for Ms. Reed; $9,435,690 for Mr. Snell; $6,920,831 for Mr. Householder and $6,709,328 for Ms. Rowland. Mr. Chaudhri retired at age 61 on September 30, 2013.

Nonqualified Deferred Compensation

Our nonqualified Employee and Director Savings Plan permits executives to elect on a year-by-year basis to defer the receipt of all or a portion of their annual salary and bonus for payment in installments or in a lump sum at a future date selected by the executive at the time of the deferral election. Deferred amounts are fully vested and earn interest at a rate reset annually to the higher of 110 percent of the Moody’s Corporate Bond Yield Average Rate or the Moody’s Rate plus 1 percent (5.14 percent for 2013) or, at the election of the executive, are deemed invested in investment accounts that mirror the investment accounts available under our tax-qualified 401(k) Savings Plans in which all employees may participate.

We summarize below information regarding the participation in our nonqualified deferred compensation plans by our executive officers named in the Summary Compensation Table. None of our named executive officers received any payments of nonqualified deferred compensation during the year ended December 31, 2013.

	Executive Contributions in 2013 (A)	Company Contributions in 2013 (B)	Aggregate Earnings in 2013 (C)	Aggregate Balance at 12/31/13 (D)
Debra L. Reed	$63,611	$71,975	$849,388	$6,348,490
Mark A. Snell	$431,651	$41,143	$225,305	$2,007,674
Joseph A. Householder	$89,779	$28,523	$146,228	$1,291,195
G. Joyce Rowland	$23,556	$12,779	$230,991	$1,838,271
Trevor I. Mihalik	$99,405	$4,590	$2,568	$106,563
Javade Chaudhri	$23,440	$20,747	$138,959	$1,340,828

SEMPRA ENERGY - 2014 Proxy Statement    55

EXECUTIVE COMPENSATION

(A)	Executive contributions consist of deferrals of salary and bonus that also are reported as compensation in the Summary Compensation Table. Timing differences between reporting bonus compensation in the Summary Compensation Table (which reports bonus amounts in the year for which they were earned) and related deferral dates (the date on which the bonuses would have been paid to the executive) may in any year result in lesser or greater amounts reported as executive contributions in the accompanying table than the amounts that have been included in compensation reported in the Summary Compensation Table. Executive contributions in 2013 that are also included as 2013 salary and bonus compensation reported in the Summary Compensation Table total $63,611 for Ms. Reed; $352,911 for Mr. Snell; $35,619 for Mr. Householder; $23,556 for Ms. Rowland; $99,405 for Mr. Mihalik and $23,440 for Mr. Chaudhri.

(B)	Company contributions are identical to the amounts that the executive would have received under our tax-qualified 401(k) Savings Plan but for maximum dollar limitations on amounts that may be deferred under tax-qualified plans. These contributions are also reported as compensation in the Summary Compensation Table.

(C)	Earnings are measured as the difference in deferred account balances between the beginning and the end of the year minus executive and company contributions during the year. Earnings consisting of above-market interest are reported in the Summary Compensation Table. Excluding above-market interest, earnings for 2013 were $783,009 for Ms. Reed; $205,190 for Mr. Snell; $130,777 for Mr. Householder; $208,885 for Ms. Rowland; $1,567 for Mr. Mihalik and $120,819 for Mr. Chaudhri. These earnings are not reported in the Summary Compensation Table.

(D)	Year-end balances consist of executive and company contributions and earnings on contributed amounts. All contributions and all earnings that consist of above-market interest have been included in the Summary Compensation Table for 2013 or prior years or would have been so included had the current reporting requirements been applicable to the executive. Such aggregate amounts reported in the Summary Compensation Table for fiscal years 2011, 2012 and 2013 are $840,837 for Ms. Reed; $808,556 for Mr. Snell; $263,166 for Mr. Householder; $177,895 for Ms. Rowland; $104,996 for Mr. Mihalik and $403,801 for Mr. Chaudhri.

56    SEMPRA ENERGY - 2014 Proxy Statement

EXECUTIVE COMPENSATION

Severance and Change in Control Benefits

We have a severance pay agreement with each of our executive officers named in the Summary Compensation Table. Each agreement is for a term of two years and is automatically extended for an additional year upon each anniversary of the agreement unless we or the executive elect not to extend the term.

The severance pay agreements provide executives with severance benefits in the event that we were to terminate the executive’s employment during the term of the agreement for reasons other than cause, death or disability, or the executive were to do so for “good reason” as defined in the agreement. The nature and amount of the severance benefits vary somewhat with the executive’s position, and increased benefits are provided if the executive enters into an agreement with the company to provide consulting services for two years and abide by certain covenants regarding non-solicitation of employees and information confidentiality. Additional benefits are also provided if the termination of employment were to occur within two years of a “change in control” of the company.

The definitions of “cause” and “good reason” vary somewhat based on whether the termination of employment occurs before or after a change in control of the company. However, cause is generally defined to include a willful and continued failure by the executive to perform his or her duties to the company, and good reason is generally defined to include adverse changes in the executive’s responsibilities, compensation and benefit opportunities and certain changes in employment location. A “change in control” is defined in the agreements to include events resulting in a change in the effective control of the company or a change in the ownership of a substantial portion of the company’s assets.

Outstanding stock option, restricted stock and restricted stock unit agreements for grants prior to May 9, 2013 provide that all stock options would become immediately exercisable and all forfeiture and transfer conditions on restricted stock and restricted stock units would immediately terminate upon a change in control of the company, whether or not accompanied or followed by a termination of the executive’s employment. However, awards granted after May 9, 2013 under the 2013 Long-Term Incentive Plan will include a double trigger provision for vesting of equity in connection with a change in control.

We summarize below the benefits each of our executive officers named in the Summary Compensation Table would have been entitled to receive had we terminated his or her employment (other than for cause, death or disability) at December 31, 2013 or had the executive done so for good reason, and the benefits each executive would have been entitled to receive had the termination occurred within two years following a change in control of the company. These amounts assume the executive had entered into a two-year consulting, non-solicitation and confidentiality agreement providing for enhanced severance. We also show the benefits that each executive would have been entitled to receive (accelerated vesting and exercisability of stock options and vesting of restricted stock units) had a change in control of the company occurred on December 31, 2013 whether or not accompanied or followed by a termination of the executive’s employment. Because Mr. Chaudhri retired before December 31, 2013, he is not included in the table.

SEVERANCE AND CHANGE IN CONTROL BENEFITS

	Termination of Employment by the Company Without Cause or by the Executive Officer for Good Reason		Change in Control Only
	Unrelated to a Change in Control	Change in Control	(Without Termination of Employment)
Debra L. Reed
Lump Sum Cash Payment (A)	$4,478,667	$6,718,000	$-
Acceleration of Existing Equity Awards (B)	-	32,937,335	32,937,335
Enhanced Retirement Benefits (C)	-	-	-
Health and Welfare Benefits (D)	39,448	83,347	-
Financial Planning (E)	50,000	75,000	-
Outplacement	50,000	50,000	-
Total	$4,618,114	$39,863,682	$32,937,335
Mark A. Snell
Lump Sum Cash Payment (A)	$3,153,067	$4,729,600	$-
Acceleration of Existing Equity Awards (B)	-	22,079,312	22,079,312
Enhanced Retirement Benefits (C)	-	427,992	-
Health and Welfare Benefits (D)	51,007	103,232	-
Financial Planning (E)	50,000	75,000	-
Outplacement	50,000	50,000	-
Total	$3,304,074	$27,465,136	$22,079,312

SEMPRA ENERGY - 2014 Proxy Statement    57

EXECUTIVE COMPENSATION

	Termination of Employment by the Company Without Cause or by the Executive Officer for Good Reason		Change in Control Only
	Unrelated to a Change in Control	Change in Control	(Without Termination of Employment)
Joseph A. Householder
Lump Sum Cash Payment (A)	$2,200,600	$3,300,900	$-
Acceleration of Existing Equity Awards (B)	-	12,281,597	12,281,597
Enhanced Retirement Benefits (C)	-	-	-
Health and Welfare Benefits (D)	51,007	103,822	-
Financial Planning (E)	50,000	75,000	-
Outplacement	50,000	50,000	-
Total	$2,351,607	$15,811,319	$12,281,597
G. Joyce Rowland
Lump Sum Cash Payment (A)	$1,049,550	$1,399,400	$-
Acceleration of Existing Equity Awards (B)	-	5,866,842	5,866,842
Enhanced Retirement Benefits (C)	-	-	-
Health and Welfare Benefits (D)	21,172	45,981	-
Financial Planning (E)	37,500	50,000	-
Outplacement	50,000	50,000	-
Total	$1,158,222	$7,412,223	$5,866,842
Trevor I. Mihalik
Lump Sum Cash Payment (A)	$830,550	$1,107,400	$-
Acceleration of Existing Equity Awards (B)	-	967,543	967,543
Enhanced Retirement Benefits (C)	-	-	-
Health and Welfare Benefits (D)	25,616	39,555	-
Financial Planning (E)	37,500	50,000	-
Outplacement	50,000	50,000	-
Total	$943,666	$2,214,498	$967,543

(A)	Severance payment ranging from one-half to one times (from one to two times following a change in control) the sum of annual base salary and the average of the last three incentive bonuses. An additional one times the sum of annual base salary and the average of the last three incentive bonuses is conditioned upon the executive’s agreement to provide post-termination consulting services and abide by restrictive covenants related to non-solicitation and confidentiality. Excludes payment of bonus earned in the year of termination.

(B)	Fair market value at December 31, 2013 of shares subject to performance-based restricted stock units for which forfeiture restrictions would terminate, and the difference between the fair market value at that date and the exercise price of stock options that would become exercisable.

Stock option amounts include those attributable to fully vested but otherwise not yet exercisable options held by retirement-eligible executives. Such amounts are $246,266 for Ms. Reed; $229,402 for Mr. Snell; $98,194 for Mr. Householder and $78,725 for Ms. Rowland. For additional information regarding options held by retirement eligible executives, please see Note A to “Outstanding Equity Awards at Year-End.”

Includes the full value of the 2010 restricted stock unit award that vested on January 2, 2014. The value realized upon the vesting of this award is discussed under Executive Compensation — Option Exercises and Stock Vested — Footnote C.

(C)	For Messrs. Snell and Householder, the amount shown for termination accompanied by a change in control is the incremental actuarial value assuming that they had attained age 62, but reduced for applicable early retirement factors.

(D)	Estimated value associated with continuation of health benefits for two years (18 months for Ms. Rowland and Mr. Mihalik) for termination unrelated to a change in control and continuation of health, life, disability and accident benefits for three years (two years for Ms. Rowland and Mr. Mihalik) for termination accompanied by a change in control.

(E)	Estimated value associated with continuation of financial planning services for two years (18 months for Ms. Rowland and Mr. Mihalik) for termination unrelated to a change in control, and three years (two years for Ms. Rowland) for termination accompanied by a change in control.

Executive officers who voluntarily terminate their employment (other than for good reason) or whose employment is terminated by death or by the company for cause are not entitled to enhanced benefits.

This Notice of Annual Meeting and Proxy Statement are sent by order of the Sempra Energy Board of Directors.

Randall L. Clark

Corporate Secretary

Dated: March 20, 2014

58    SEMPRA ENERGY - 2014 Proxy Statement

Appendix A

Reconciliation of Sempra Energy Earnings to Sempra Energy Adjusted Earnings Excluding Loss From Plant Closure (Unaudited)

Sempra Energy Adjusted Earnings and Adjusted Earnings Per Share in 2013 excluding a loss from plant closure resulting from the early retirement of the San Onofre Nuclear Generating Station (SONGS) are non-GAAP financial measures (GAAP represents accounting principles generally accepted in the United States). Because of the significance and nature of this item, management believes that these non-GAAP financial measures provide a more meaningful comparison of the performance of Sempra Energy’s business operation in comparison to management’s 2013 earnings guidance, which also excluded the $119 million loss from plant closure, or $0.48 per diluted share based on forecasted weighted-average diluted shares outstanding for the year 2013. Non-GAAP financial measures are supplementary information that should be considered in addition to, but not as a substitute for, the information prepared in accordance with GAAP. The table below reconciles for the 2013 historical period these non-GAAP financial measures to Sempra Energy Earnings and Diluted Earnings Per Common Share, which we consider to be the most directly comparable financial measures calculated in accordance with GAAP.

(Dollars in millions, except per share amounts)	Year ended December 31, 2013
Sempra Energy Earnings (GAAP)	$1,001
Add: Loss from plant closure	119

Sempra Energy Adjusted Earnings	$1,120

Diluted earnings per common share:
Sempra Energy Earnings (GAAP)	$4.01
Sempra Energy Adjusted Earnings	$4.49
Weighted-average number of shares outstanding, diluted (thousands)	249,332

SEMPRA ENERGY - 2014 Proxy Statement    59

Appendix B

COMPANIES INCLUDED IN 2013 REVIEW (FORTUNE 500 COMPANIES IN HEWITT’S TCM DATABASE WITH REVENUES OF $5B - $20B)

Company	Company	Company
Advanced Micro Devices, Inc.	DTE Energy Company	NuStar Energy LP
Agilent Technologies, Inc.	Duke Energy Corporation	Office Depot, Inc.
Air Products and Chemicals, Inc.	Eastman Chemical Company (1)	OfficeMax Incorporated
Allergan, Inc.	Ecolab, Inc.	ONEOK, Inc.
Altria Group, Inc.	Edison International	Owens Corning
Ameren Corporation	The Estee Lauder Companies, Inc.	Owens-Illinois, Inc.
American Electric Power Company, Inc.	FirstEnergy Corp.	PACCAR Inc.
Amgen Inc.	FMC Technologies, Inc.	Parker-Hannifin Corporation
Applied Materials, Inc.	General Mills, Inc. (1)	PetSmart, Inc.
Automatic Data Processing, Inc.	Genuine Parts Company	PG&E Corporation
AutoNation, Inc.	Harley-Davidson, Inc.	PPG Industries, Inc.
Avery Dennison Corporation	The Hershey Company	PPL Corporation
Avis Budget Group, Inc.	Hormel Foods Corporation	Public Service Enterprise Group, Inc.
Avon Products, Inc.	Huntington Ingalls Industries	PVH Corp. (1)
Ball Corporation	Illinois Tool Works, Inc.	Qualcomm Inc.
Baxter International, Inc.	J.C. Penney Company, Inc.	Reynolds American, Inc.
Becton, Dickinson and Company	The J.M. Smucker Company	Rockwell Automation, Inc.
Biogen Idec Inc.	Jabil Circuit, Inc.	Ross Stores, Inc.
BorgWarner Inc.	Jacobs Engineering Group, Inc.	Ryder System, Inc.
Boston Scientific Corporation	Jarden Corporation	SAIC, Inc. (1)
Bristol-Myers Squibb Company	Joy Global Inc.	SanDisk Corporation
Calpine Corporation	KBR, Inc.	The Sherwin-Williams Company
Campbell Soup Company	Kellogg Company	Spectra Energy Corp
Celgene Corporation	Kelly Services, Inc.	SPX Corporation
CenterPoint Energy, Inc.	L-3 Communications Holdings, Inc.	Starbucks Corporation
Cliffs Natural Resources, Inc.	Marriott International, Inc.	Stryker Corporation
The Clorox Company	Masco Corporation	Tenet Healthcare Corporation
CMS Energy Corporation	Mattel, Inc.	Tenneco, Inc.
Colgate-Palmolive Company	McJunkin Red Man Corporation	Terex Corporation
ConAgra Foods, Inc.	Medtronic, Inc.	Textron, Inc.
Con-way, Inc.	MeadWestvaco Corporation	Texas Instruments, Inc.
Cummins, Inc.	Micron Technology, Inc.	Thermo Fisher Scientific, Inc.
Dana Holding Corporation	Mohawk Industries, Inc.	TRW Automotive Holdings Corp.
Danaher Corporation	The Mosaic Company	United Stationers, Inc.
Darden Restaurants, Inc.	Navistar International	VF Corporation
Dean Foods Company	Newell Rubbermaid Inc.	Visteon Corporation
Dollar General Corporation (1)	NextEra Energy, Inc.	Waste Management, Inc.
Dominion Resources, Inc.	NiSource Inc.	The Western Union Company
Domtar Corporation	Nordstrom, Inc.	Whirlpool Corporation
Dover Corporation	Norfolk Southern Corporation	The Williams Companies, Inc.
Dr Pepper Snapple Group, Inc.	NRG Energy, Inc.	Windstream Communications
YUM Brands, Inc.

(1)	Revenue and net income data for these companies are based on fiscal year 2012. Information for all other companies is based on fiscal year 2013.

60    SEMPRA ENERGY - 2014 Proxy Statement

Appendix C

COMPANIES INCLUDED IN 2013 REVIEW (S&P 500 UTILITIES INDEX COMPANIES)

Company	Company	Company
AES Corporation	Edison International	Pepco Holdings, Inc.
AGL Resources	Entergy Corp.	PG&E Corporation
Ameren Corp.	Exelon	Pinnacle West Capital Corp.
American Electric Power Co.	FirstEnergy Corp.	PPL Corporation
Centerpoint Energy	Integrys Energy Group	Public Service Enterprises Group, Inc.
CMS Energy Corporation	NextEra Energy, Inc.	SCANA Corp.
Consolidated Edison	NiSource, Inc.	Southern Company
Dominion Resources	Northeast Utilities	TECO Energy
DTE Energy	NRG Energy, Inc.	Wisconsin Energy Corp.
Duke Energy	ONEOK, Inc.	XCEL Energy, Inc.

SEMPRA ENERGY - 2014 Proxy Statement    61

DIRECTIONS

Sempra Energy Annual Shareholders Meeting
May 9, 2014

Hyatt Regency Newport Beach
1107 Jamboree Road
Newport Beach, California 92660
Tel: +1.949.729.1234

The cost of self-parking will be covered by Sempra Energy. Please bring your parking stub with you to the Shareholder Services table for validation.

DETAIL MAP

55
NEWPORT BLVD.
PACIFIC COAST HWY.
1
NEWPORT BAY
JAMBOREE RD.

HYATT
REGENCY
NEWPORT BEACH

OVERVIEW MAP

5
N
405
55
JAMBOREE RD.
1
73

From The North:
Take Route 5 or 405 south to the 55 Freeway south. Take the 55 Freeway south to 73 south. Exit Jamboree Road and turn right. Proceed southbound on Jamboree Road 3 miles to the hotel which will be on your right. Signs/staff will direct you to the complimentary parking and the ballroom entrance.

From The South:
Take Route 5 north to 405 north, then exit on Jamboree Road and turn left. Proceed southbound on Jamboree Road 5 miles to the hotel which will be on your right. Signs/staff will direct you to the complimentary parking and the ballroom entrance.

101 Ash Street

San Diego, California 92101-3017

www.sempra.com

© 2014 Sempra Energy. All copyright

and trademark rights reserved.

ADMISSION TICKET

ADMIT ONE SHAREHOLDER AND GUEST

2014 Annual Meeting of

Sempra Energy Shareholders

Friday, May 9, 2014 - 10:00 a.m.

Hyatt Regency Newport Beach

1107 Jamboree Road

Newport Beach, California

Directions to the meeting are located

at the end of the Proxy Statement

Upon arrival, please present this

admission ticket and photo identification

at the registration desk.

Check-in will begin at 9:00 a.m.

Cameras, tape recorders and similar devices will not be allowed in the meeting room.

YOUR VOTE IS IMPORTANT:

Even if you plan to attend the Annual Meeting in person,

please vote your shares by proxy, telephone or Internet prior to the meeting.

0	¢

SEMPRA ENERGY

ANNUAL SHAREHOLDERS MEETING --- MAY 9, 2014

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

As an alternative to completing this form, you may enter your voting instructions by telephone at 1-800-PROXIES, or via the Internet at WWW.VOTEPROXY.COM and follow the simple instructions. Use the Company Number and Account Number shown on the reverse side of this proxy card.

DEBRA L. REED and MARTHA B. WYRSCH jointly or individually and with full power of substitution, are authorized to represent and vote the shares of the undersigned at the 2014 Sempra Energy Annual Shareholders Meeting, and at any adjournment or postponement thereof, in the manner directed on the reverse side of this card and in their discretion on all other matters that may properly come before the meeting.

This card also provides voting instructions for shares held in the Sempra Energy Direct Stock Purchase Plan and Employee Savings Plans of Sempra Energy and its subsidiaries, as applicable.

(Continued and to be signed on the reverse side)

¢	14475 ¢

ANNUAL SHAREHOLDERS MEETING

SEMPRA ENERGY

May 9, 2014

PROXY VOTING INSTRUCTIONS

INTERNET - Access “www.voteproxy.com” and follow the on-screen instructions or scan the QR code with your smartphone. Have your proxy card available when you access the web page, and use the Company Number and Account Number shown to the right.

TELEPHONE - Call toll-free 1-800-PROXIES (1-800-776-9437) in the United States and Canada or 1-718-921-8500 from other countries from any touch-tone telephone and follow the instructions. Have your proxy card available when you call and use the Company Number and Account Number shown to the right.

MAIL - Sign, date and mail your proxy card in the envelope provided as soon as possible.

IN PERSON - You may vote your shares in person by attending the Annual Meeting.

GO GREEN - With e-Consent, you can quickly access your proxy material, statements and other eligible documents online, while reducing costs, clutter and paper waste. Enroll today via www.amstock.com to enjoy online access.

COMPANY NUMBER
ACCOUNT NUMBER

NOTICE REGARDING INTERNET AVAILABILITY OF PROXY MATERIALS: The notice of meeting, proxy statement, proxy card and annual report to shareholders are available at

http://www.astproxyportal.com/ast/Sempra.

Ü  Please detach along perforated line and mail in the envelope provided IF you are not voting by telephone or the Internet.   Ü

¢	050914

THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED SHAREHOLDER(S).

IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED “FOR” ITEMS 1, 2, AND 3.

PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE. PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE  ☒

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR ALL LISTED NOMINEES.					FOR	AGAINST	ABSTAIN
1. Election of Directors:				09. William P. Rutledge	☐	☐	☐
	FOR	AGAINST	ABSTAIN	10. Lynn Schenk	☐	☐	☐
01. Alan L. Boeckmann	☐	☐	☐	11. Jack T. Taylor	☐	☐	☐
02. James G. Brocksmith Jr.	☐	☐	☐	12. Luis M. Téllez	☐	☐	☐
03. Kathleen L. Brown	☐	☐	☐	13. James C. Yardley	☐	☐	☐
04. Pablo A. Ferrero	☐	☐	☐	THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR PROPOSALS 2 AND 3.
05. William D. Jones	☐	☐	☐		FOR	AGAINST	ABSTAIN
06. William G. Ouchi	☐	☐	☐	2. Ratification of Independent Registered Public Accounting Firm.	☐	☐	☐
07. Debra L. Reed	☐	☐	☐	3. Advisory Approval of our Executive Compensation.	☐	☐	☐
08. William C. Rusnack	☐	☐	☐

				MARK “X” HERE IF YOU PLAN TO ATTEND THE MEETING.	☐

To change the address on your account, please check the box at right and indicate your new address in the address space above. Please note that changes to the registered name(s) on the account may not be submitted via this method.

			☐	MARK “X” HERE IF YOU WANT CONFIDENTIAL VOTING.	☐

Signature of Shareholder	Date:	Signature of Shareholder	Date:

¢

Note:  Please sign exactly as your name or names appear on this Proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.

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